AGREEMENT OF LEASE

BETWEEN

192 Lexington Avenue LLC,

as Landlord

and

Wilhelmina International, Ltd.,

as Tenant

dated as of

May 17, 2022

Premises:

192 Lexington Avenue
New York, New York 10016
Floor: Entire 15th Floor

4826-5332-7570 v2
4889-8433-4361v.10

TABLE OF CONTENTS

EXHIBITS

AGREEMENT OF LEASE

AGREEMENT OF LEASE, made as of the 17th day of May, 2022, by and between Landlord and Tenant (this "**Lease**").

WITNESSETH

The parties hereto, for themselves, their respective successors and assigns, hereby covenant as follows.

ARTICLE I
DEFINITIONS

"**Affiliate**" shall mean a Person which shall Control, be under the Control of, or be under common Control with the Person in question.

"**Alteration Fee**" shall have the meaning set forth in Section 4.02(d) hereof.

"**Alterations**" shall mean the alterations, installations, improvements, additions, or other physical changes (other than decorations) in or about the Premises, including the Specialty Alterations.

"**Applicable Rate**" shall mean the lesser of (a) four (4) percentage points above the then current Base Rate, and (b) the maximum rate permitted by applicable law.

"**Assessed Valuation**" shall have the meaning set forth in Section 28.01(a) hereof.

"**Assignment Proceeds**" shall have the meaning set forth in Section 13.04 hereof.

"**Assignment Statement**" shall have the meaning set forth in Section 13.03(b) hereof.

"**Bankruptcy Code**" shall mean 11 U.S.C. Sections 101-1532, or any statute of similar nature and purpose.

"**Base Rate**" shall mean the rate of interest publicly announced from time to time by JP Morgan Bank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by JP Morgan Bank, N.A., from time to time, for the rate presently referred to as its "prime lending rate").

"**Base Taxes**" shall have the meaning set forth in Section 28.01(d) hereof.

"**Broker**" shall have the meaning set forth in ARTICLE XXXV hereof.

"**Building**" shall mean all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, and replacements thereof, additions thereto and substitutions therefor, known by the address of 192 Lexington Avenue, New York, New York 10016.

"**Building Systems**" shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life safety and other service systems of the Building.

"Business Days" shall mean all days, excluding the following days: Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.

"Commencement Date" shall have the meaning set forth in Section 2.01 hereof.

"Control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

"Deficiency" shall have the meaning set forth in Section 18.02(a)(ii) hereof.

"DOF" shall have the meaning set forth in Article XXXIX hereof.

"DSBS" shall have the meaning set forth in Article XXXIX hereof.

"Electricity Additional Rent" shall have the meaning set forth in Section 14.02(a) hereof.

"Escalation Rent" shall mean the Tax Payment set forth in Section 28.03 hereof and the annual increase in lieu of operating expenses set forth in Section 28.06 hereof.

"Event of Default" shall have the meaning set forth in Section 17.01 hereof.

"Expiration Date" shall mean the Fixed Expiration Date or such earlier date on which the Term shall end pursuant to any of the terms, conditions, or covenants of this Lease or pursuant to law.

"Fair Market Value" shall have the meaning set forth in Section 41.03(a) hereof.

"Fixed Expiration Date" shall have the meaning set forth in Section 2.01 hereof.

"Fixed Rent" shall have the meaning set forth in Section 2.02 hereof.

"Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau, or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

"HVAC" shall mean heat, ventilation, and air-conditioning.

"ICAP" shall have the meaning set forth in Section 28.01(c) hereof.

"Incentive Programs" shall have the meaning set forth in ARTICLE XXXIX hereof.

"Indemnitees" shall mean Landlord, the members or partners comprising Landlord and its and their respective members, partners, shareholders, officers, directors, employees, agents, and contractors, Lessors and Mortgagees.

"Initial Alterations" shall mean the Alterations to be made by Tenant to initially prepare the Premises for Tenant's occupancy, other than Landlord's Work.

"Land" shall mean all that certain plot, piece or parcel of land with a street address of 192 Lexington Avenue, located in the City of New York, County of New York, State of New York.

"Landlord" on the date as of which this Lease is made, shall mean 192 Lexington Avenue LLC, a Delaware limited liability company, having an office c/o Gorjian Real Estate Group, 8 West 40th Street, Third Floor, New York, New York 10018, the fee owner of the Real Property, or if there exists a Master Lease, the tenant thereunder.

"Landlord Parties" shall have the meaning set forth in Section 38.02 hereof.

"Landlord's Work" shall have the meaning set forth in Section 20.01, Article XLIII and Exhibit C hereof.

"Lease Year" shall mean any consecutive twelve (12) month period commencing on the Rent Commencement Date.

"Lessor(s)" shall mean a lessor under a Master Lease.

"Listing Rate" shall have the meaning set forth in Section 13.07(a)(i) hereof.

"Long Lead Work" shall mean any item which: (a) is not a stock item and must be specially manufactured, fabricated or installed; or (b) is of such an unusual, delicate or fragile nature that there is a substantial risk that there will be a delay in its manufacture, fabrication, delivery or installation; or (c) after delivery, such item will need to be reshipped or redelivered or repaired so that, in Landlord's reasonable judgment, the item of Long Lead Work cannot be completed when the standard items are completed, even though the item of Long Lead Work in question is ordered together with the other standard items required and installed or performed (after the manufacture or fabrication thereof) in the order and sequence that such Long Lead Work and other standard items are normally installed or performed in accordance with good construction practice. In addition, "Long Lead Work" shall include any standard item which in accordance with good construction practice should be completed after the completion of any item of Long Lead Work described in the immediately preceding sentence. Except as set forth in the immediately preceding sentence, no portion of the Standard Building Finishes shall be considered Long Lead Work.

"Master Lease(s)" shall mean all ground, underlying or superior leases of the Real Property or the Building (and Building Systems), all renewals, extensions, supplements, amendments, and modifications thereof.

"Mortgage(s)" shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Master Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

"Mortgagee(s)" shall mean any trustee, mortgagee, or holder of a Mortgage.

"OFAC List" shall have the meaning set forth in Section 38.11 hereof.

"Partner" shall mean any member, partner, shareholder, or such other holder of a direct or indirect interest of Tenant.

"Person(s) or person(s)" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

"Premises" shall mean, subject to the provisions of Section 15.04 hereof, the entire fifteenth (15th) floor of the Building, as set forth on the floor plan attached hereto and made a part hereof as Exhibit "A".

"Prevailing Rate" shall have the meaning set forth in Section 13.07(a)(i) hereof.

"Real Property" shall mean the Building, together with the Land and the Building Systems.

"Related Entity" shall have the meaning set forth in Section 13.09 hereof.

"Extension Notice" shall have the meaning set forth in Section 41.01(b) hereof.

"Extension Option" shall have the meaning set forth in Section 41.01 hereof.

"Extension Term" shall have the meaning set forth in Section 41.01 hereof.

"Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent, and any other sums payable by Tenant hereunder.

"Rent Commencement Date" shall have the meaning set forth in Section 2.02(c) hereof.

"Rent Notice" shall have the meaning set forth in Section 41.03(d) hereof.

"Rent Per Square Foot" shall mean the sum of the then Fixed Rent and Escalation Rent divided by the number of the rentable square feet in the Premises.

"Replaced Premises" shall have the meaning set forth in Section 38.13 hereof.

"Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property or any portion thereof.

"Rules and Regulations" shall mean the rules and regulations annexed hereto and made a part hereof as Exhibit "B", and such other and further rules and regulations as Landlord or Landlord's agents may from time to time reasonably adopt on such notice to be given as Landlord may elect; provided, however that Landlord agrees to enforce such Rules and Regulations on a uniform basis against all tenants in the Building.

"Specialty Alterations" shall have the meaning set forth in Section 4.02(c) hereof.

"Substantial Completion", "Substantially Complete", or words of similar import shall mean that, subject to the provisions of Exhibit "C" attached hereto and made a part hereof, Landlord's Work has been substantially completed in accordance with the plans and specifications prepared by or on behalf of Tenant, at Tenant's expense, which plans and specifications shall be provided to Landlord by no later than the date set forth in Exhibit "C" and which plans and specifications shall be subject to all of the applicable provisions in this Lease, including, without limitation, provisions governing Landlord's consent and Alterations such that the Premises may be used by Tenant for the Permitted Use. It is agreed that Landlord's Work shall be deemed substantially complete notwithstanding the fact that: (a) minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed, and the non-completion of which does not materially interfere with Tenant's use of the Premises for the operations of its business; and (b) any Long Lead Work remains to be performed. Landlord shall cause any Long Lead Work to be completed as soon as reasonably practicable. For avoidance of doubt, substantial completion shall be deemed to be achieved on the date that the Landlord's Work would have been substantially completed but for Tenant Delay (as defined in Exhibit "C").

"Substitute Premises" shall have the meaning set forth in Section 38.13 hereof.

"Substitution Date" shall have the meaning set forth in Section 38.13 hereof.

"Taxes" shall have the meaning set forth in Section 28.01(c) hereof.

"Tax Payment" shall have the meaning set forth in Section 28.02 hereof.

"Tax Statement" shall have the meaning set forth in Section 28.01(d) hereof.

"Tax Year" shall have the meaning set forth in Section 28.01(e) hereof.

"Tenant" on the date as of which this Lease is made, shall mean Wilhelmina International, Ltd., a New York limited partnership, having an office at 31 HUDSON YARDS, NEW YORK, NY 10001

"Tenant Statement" shall have the meaning set forth in Section 13.07(b) hereof.

"Tenant's Determination" shall have the meaning set forth in Section 41.03(d) hereof.

"Tenant's Property" shall mean Tenant's furniture, trade fixtures and equipment, movable partitions, telephone and telecommunications equipment, furnishings, decorations, and other items of personal property.

"Tenant's Share" shall mean 5.973% as the same may be increased or decreased pursuant to the terms hereof.

"Term" shall mean a term which shall commence on the Commencement Date and shall expire on the Expiration Date.

"Unavoidable Delays" shall have the meaning set forth in ARTICLE XXVI hereof.

ARTICLE II
DEMISE, PREMISES, TERM, FIXED RENT

Section 2.01 Demise, Premises, Term. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the period to commence upon substantial completion of Landlord's Work ("**Commencement Date**"), subject to ARTICLE XXIII, and to end on the seven (7) year anniversary of the Rent Commencement Date (**"Fixed Expiration Date"**). Tenant covenants and agrees to take physical possession of the Premises on the Commencement Date. Landlord will use commercially reasonable efforts to deliver the Premises to Tenant in the condition required under this Lease with the Landlord's Work Substantially Completed on or before September 1, 2022 (the "**Estimated Commencement Date**"). If Landlord fails to deliver possession of the Premises to Tenant within ninety (90) days following the Estimated Commencement Date with the Landlord's Work substantially completed and otherwise in the condition required under this Lease, Tenant may terminate this Lease by delivering written notice thereof to Landlord following such ninety (90) day period and obtain all funds paid to Landlord and neither party shall have any further obligations to the other.

Section 2.02 Payment of Fixed Rent.

(a) Tenant agrees to pay annual fixed rent ("**Fixed Rent**") in the amounts set forth in the schedule below in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term commencing on the Commencement Date, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever.

Lease Year	Fixed Rent	Monthly Installment
1	$447,279.00	$37,273.25
2	$447,279.00	$37,273.25
3	$447,279.00	$37,273.25
4	$447,279.00	$37,273.25
5	$447,279.00	$37,273.25
6	$447,279.00	$37,273.25
7	$447,279.00	$37,273.25

At the request of Landlord, Fixed Rent shall be payable when due by wire transfer of immediately available funds to an account designated from time to time by notice from Landlord to Tenant.

(b) Notwithstanding the foregoing, Tenant shall pay upon the execution and delivery of this Lease an amount equal to (i) one (1) month's Fixed Rent (to be applied to the first month's Fixed Rent under this Lease in the amount of $37,273.25), and (ii) the Security Deposit in the amount of $223,639.50. If the Rent Commencement Date is on the first day of a month, such payment shall be credited against the first full monthly installment of Fixed Rent due and payable under this Lease. If the Rent Commencement Date is not on the first day of a month, then on the

Rent Commencement Date, Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month (both dates inclusive) and the payment made by Tenant upon the execution and delivery of this Lease shall be credited toward Fixed Rent for the next succeeding calendar month.

(c) Provided Tenant shall not be in default in the terms, covenants, conditions or obligations under this Lease beyond any applicable notice and cure periods, the Fixed Rent shall be abated for the first seven (7) months immediately following the Commencement Date ("Rent Commencement Date") and also for the thirteenth (13th) following the Commencement Date and the twenty-fifth (25th) month following the Commencement Date. In the event Tenant defaults at any time during the Term of this Lease and this Lease is terminated as a result of such default, Tenant shall be required to reimburse Landlord the unamortized of such abatements set forth in this Section 2.02(c) using an interest rate of 8%.

Section 2.03 Supplemental Agreement. Notwithstanding anything to the contrary in this ARTICLE II, promptly following Tenant's possession of the Premises, Landlord and Tenant shall enter into an agreement, in form and substance reasonably satisfactory to both parties, confirming the Commencement Date, the Rent Commencement Date, and the Fixed Expiration Date, provided, however, failure to execute and deliver such agreement shall not affect the validity of the Commencement Date, the Rent Commencement Date, or the Fixed Expiration Date as herein set forth.

Section 2.04 Tenant's Early Possession. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Commencement Date, such occupancy shall be deemed to be under all of the terms, covenants, conditions, and provisions of this Lease including, without limitation, the covenant to pay Fixed Rent, Operating Expenses, Escalation Rent, and all other items of Rental.

ARTICLE III
USE AND OCCUPANCY

Section 3.01 Permitted Uses.

(a) Tenant shall use and occupy the Premises as general, administrative and executive offices, uses incidental thereto and any other legally permitted use and for no other purpose.

(a) In connection with, and incidental to, Tenant's use of the Premises, Tenant shall obtain all permits required by any Governmental Authorities for the operation thereof and shall comply with the provisions of this Lease, including, without limitation, ARTICLE IV and ARTICLE VII hereof. Without limiting the provisions of Section 29.03 and Section 29.04, if Tenant uses any portion of the Premises for the preparation or consumption of food, (i) Tenant shall comply with all applicable Requirements and rules and regulations imposed by Landlord with respect to such use, and (ii) Tenant shall employing, at its sole cost and expense, on a regular basis, an exterminator to keep the Premises free from vermin. Tenant shall cause all food preparation areas to be properly ventilated to keep odors from emanating from the Premises to any other portion of the Building. Tenant shall bag all wet garbage and place the same in containers that prevent the escape of any odors.

Section 3.02 Non-Permitted Uses.

(a) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used:

(i) in a manner that would, in the reasonable judgment of Landlord, materially impair or materially interfere with (a) any of the Building Services or the proper and economic heating, cleaning, air conditioning, or other servicing of the Building or the Premises, (b) materially interfere with other tenants in the Building, or (c) constitute a legal nuisance;

(ii) for the business of photographic reproductions or offset printing, except in connection with, either directly or indirectly, Tenant's own business and/or activities;

(iii) for a banking, trust company, depository, guarantee or safe deposit business;

(iv) as a savings bank, a savings and loan association, or as a loan company;

(v) for the sale of travelers' checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission;

(vi) as a stockbroker's or dealer's office or for the underwriting or sale of securities;

(vii) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity;

(viii) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees, and business guests;

(ix) as an executive search firm, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises); or

(x) as a barber shop or beauty salon.

ARTICLE IV
ALTERATIONS

Section 4.01 Approval for Alterations.

(a) Landlord's Prior Consent. Tenant shall not make any Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold its consent to any proposed non-structural Alterations, provided that such Alterations:

(i) are not visible from the outside of the Building;

(ii) do not affect any part of the Building other than the Premises or require any alterations, installations, improvements, additions, or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises;

(iii) do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building;

(iv) do not affect any Building System or portion thereof;

(v) do not reduce the value or utility of the Building;

(vi) have an estimated cost for labor and materials that does not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate per Lease Year; and

(vii) do not affect the certificate of occupancy for the Building or the Premises.

Landlord shall not be deemed to be unreasonable with respect to withholding its consent to any proposed non-structural Alteration which meets the criteria set forth in this Section 4.01(a) if the Lessor or Mortgagee, as the case may be, shall withhold its consent.

(b) Landlord's Right to Disapprove. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and specifications or any preparation or design of any plans by Landlord's architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness, or efficiency thereof or otherwise.

Section 4.02 Tenant's Obligations.

(a) Tenant's Deliveries. Prior to making any Alterations, including, without limitation, the Initial Alterations, Tenant shall deliver to Landlord each of the following:

(i) Plans and Specifications. Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, which, in the case of non-structural Alterations which meet the criteria set forth in Section 4.01(a) above, shall not be unreasonably withheld.

(ii) Governmental Authorities. Tenant shall, at Tenant's sole cost and expense, obtain all permits, approvals and certificates required by any Governmental Authorities, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's sole cost and expense, by a Person designated by Landlord. Upon the request of Tenant, Landlord, at Tenant's sole cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys' fees and disbursements, or suffer any liability in connection therewith; and

(iii) Insurance. Tenant shall furnish to Landlord policies or certificates thereof of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds.

(b) Tenant's Performance Obligations. Tenant shall perform its Alterations in accordance with and subject to each of the following:

(i) Contractors. All Alterations shall be performed, at Tenant's sole cost and expense, by Landlord's contractor(s) or by Tenant's licensed and insured contractors, subcontractors, or mechanics;

(ii) Compliance. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, the Rules and Regulations, and all rules and regulations relating to Alterations promulgated by Landlord in its reasonable judgment. If, as a result of any Alterations performed by Tenant, any alterations, installations, improvements, additions, or other physical changes are required to be performed or made to any portion of the Building or the Real Property other than the Premises in order to comply with any Requirement(s), which alterations, installations, improvements, additions, or other physical changes would not otherwise have had to be performed or made pursuant to applicable Requirement(s) at such time, Landlord, at Tenant's sole cost and expense, may perform or make such alterations, installations, improvements, additions, or other physical changes and take such actions as Landlord shall deem reasonably necessary and Tenant, within ten (10) days after demand therefor by Landlord, shall provide Landlord with such security as Landlord shall reasonably require, in an amount equal to 110% of the cost of such alterations, installations, improvements, additions, or other physical changes, as reasonably estimated by Landlord's architect, engineer or contractor. Upon completion of any Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Landlord with copies thereof, together with the "as built" plans and specifications for such Alterations, it being agreed that all filings with Governmental Authorities to obtain such permits,

approvals and certificates shall be made, at Tenant's sole cost and expense, by a Person designated by Landlord;

(iii) Materials and Liens. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be of good quality and no such materials or equipment (other than Tenant's Property) shall be subject to any lien, encumbrance, chattel mortgage, or title retention or security agreement. Any mechanic's lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant shall have received notice thereof, at Tenant's sole cost and expense, by payment or filing the bond required by law;

(iv) Approved Architects, Contractors, Mechanics, and Laborers. All Alteration(s) shall be performed only under the supervision of an independent licensed architect approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding Landlord's approval, Tenant shall ensure that all Alteration(s) are properly supervised and performed by competent personnel, and Tenant shall ensure that its architects, contractors, mechanics and laborers comply with all Requirements, including, without limitation, such as relate to certifications regarding workplace safety. Tenant shall not, at any time prior to or during the Term, directly or indirectly, employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics, or laborers causing such interference or conflict to leave the Building immediately; and

(v) Hours. Tenant shall be permitted to perform Alterations at such times and in such manner as Landlord may from time to time reasonably designate for the Building provided, however, that Tenant shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Tenant will use commercially reasonable efforts to not unreasonably interfere with the use and occupancy of the Building by other tenants in the Building in connection with the performance of the Alterations. Notwithstanding anything to the contrary contained herein, Tenant must comply with any limitations regarding hours, as designated on permits for the Alteration(s) to which the same apply.

(c) Ownership; End of Term Restoration. Except as set forth herein, all Alterations shall be the property of Landlord and shall not be removed by Tenant without the prior approval of Landlord. All Tenant's Property shall be and, except as hereinafter provided, shall remain the property of Tenant. On or prior to the Expiration Date, Tenant shall, at Tenant's expense, remove all of Tenant's Property. In addition, on or prior to the Expiration Date, Tenant shall, at Tenant's expense, remove all Specialty Alterations (as defined below) performed and installed by or on behalf of Tenant. Specialty items include: (a) slab penetrations (which does not include core drilling) in the Premises made by or for Tenant during the Term and structural non-standard office installations performed by or for Tenant during the Term, including, without limitation, raised

computer floors, computer installations, vaults, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems ("Specialty Alterations"). Tenant may, at the time Tenant submits plans and specifications showing alterations for Landlord's review and approval, request in writing that Landlord waive its right to compel Tenant to remove the Specialty Alterations identified on such plans and specifications at the end of the Term of this Lease. If Tenant shall do so, Landlord shall notify Tenant at the time of Landlord's approval of such plans and specifications of those Specialty Alterations which Tenant may be required to remove in accordance with the terms of this Article prior to the expiration or earlier termination of the Term and Tenant shall, upon such expiration or earlier termination of the Term, unless instructed otherwise by Landlord, be required to remove only such Specialty Alterations specified in Landlord's notice. At least thirty (30) days prior to commencing the removal of any Specialty Alterations, or the closing of any slab penetrations, if any, Tenant shall notify Landlord of its intention to remove such Specialty Alterations, or effect such closings and provide to Landlord, for its approval, structural or other drawings describing the proposed removal, and if Landlord notifies Tenant within such thirty (30) day period, Tenant shall not remove such Specialty Alterations, or close such slab penetrations, and the Specialty Alterations, not so removed shall become the property of Landlord upon the Expiration Date. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Alterations or Tenant's Property, or by the closing of any slab penetrations, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for Landlord's reasonable cost of repairing and restoring, as applicable, such damage. Simultaneously with Landlord's approval of Tenant's Initial Alterations, Landlord shall notify Tenant as to any of Tenant's Initial Alterations that constitute Specialty Alterations and which Landlord may require Tenant to remove at the end of the Term of this Lease. Notwithstanding the foregoing, Landlord's Work as shown on the Preliminary Plan set forth on Exhibit C shall not be required to be removed or restored at the expiration or earlier termination of this Lease. Any Specialty Alterations designated by Landlord to be removed and any Tenant's Property not removed on or before the Expiration Date or sooner termination of the Term, shall be deemed abandoned and Landlord may either retain the same as Landlord's property or remove and dispose of same, and repair and, as applicable, restore any damage caused thereby, at Tenant's cost and without accountability to Tenant, except that Landlord shall not charge Tenant for any costs to remove any Alterations that Tenant is not required to remove hereunder upon the expiration of the Term.

ARTICLE V
REPAIRS AND FLOOR LOAD

Section 5.01 Repairs. Landlord shall operate, maintain, and make all necessary repairs (both structural and non-structural) to the part of Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems located within the Premises) and the public portions of the Building, including all Common Areas, both exterior and interior, in conformance with standards applicable to comparable first class office buildings in the county in which the Premises are located. Tenant, at Tenant's sole cost and expense, shall take good care of the interior, non-structural portions of the Premises and the fixtures, equipment, and appurtenances therein and the distribution systems exclusively serving the Premises and shall make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence, and damage for which Tenant is not responsible pursuant to the provisions of ARTICLE XI hereof. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the

Building and Building Systems, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the gross negligence or willful misconduct of Tenant or Tenant's agents, employees, invitees, or licensees, shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building System), or at Tenant's sole cost and expense, by Landlord (if the required repairs are structural in nature or affect any Building System). All of the aforesaid repairs shall be of good quality and of a class consistent with comparable first-class office building work or construction and shall be made in accordance with the provisions of ARTICLE IV hereof. If Tenant fails after ten (10) days' notice from Landlord to commence any required repairs and then proceed with due diligence to complete such repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, shall be forthwith paid to Landlord as additional rent within twenty (20) days of rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing, or passing through the Premises.

Section 5.02 Floor Load. Tenant shall not place a load upon any floor of the Premises exceeding the maximum pounds per square foot "live load" designated by Landlord's engineer or architect as safe for the Building. Other than the Initial Alterations, Tenant shall not move any safe, heavy machinery, heavy equipment, freight, or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld. If such safe, machinery, equipment, freight, or fixtures requires special handling, Tenant shall employ only persons holding a license to do said work. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and shall be done during such hours as Landlord may reasonably designate; provided, however, that Tenant shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

Section 5.03 Landlord's Interference. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in making any repairs, alterations, additions, or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

ARTICLE VI
WINDOW CLEANING

Tenant shall not clean, nor require, permit, suffer, or allow any exterior window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law, or any other Requirement, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction. Landlord shall cause the windows on the exterior of the Building to be cleaned at least twice per year.

ARTICLE VII
REQUIREMENTS OF LAW

Tenant, at its sole cost and expense, shall comply with all Requirements applicable to the use and occupancy of the Premises, including, without limitation, those applicable to the making of any Alterations therein or the result of the making thereof and those applicable by reason of the nature or type of business

operated by Tenant in the Premises. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with a standard "all risk" insurance policy; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of insurance on the Building or on property located therein, over the rate of insurance applicable to similar type buildings or in effect on the Commencement Date.

ARTICLE VIII
SUBORDINATION

Section 8.01 Subordination. This Lease shall be subject and subordinate to each and every Master Lease and to each and every Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder; however, Tenant shall execute and deliver promptly any instrument, in recordable form, that Landlord, any Lessor or Mortgagee may request to evidence and confirm such subordination. If the date of expiration of any Master Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Master Lease. Tenant shall not do anything that would constitute a default under any Master Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Master Lease, or if in connection with the entering into of a Master Lease, any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or materially adversely affect or diminish the rights, or materially increase the other obligations of Tenant under this Lease, Tenant shall make such modifications.

Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current Landlord's mortgagee, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord's mortgagee, in a form reasonably acceptable to Tenant and such Landlord's mortgagee or other institutional lenders. The subordination of Tenant's rights hereunder to any future Landlord's mortgagee under this Article VIII shall be conditioned upon such future Landlord's mortgagee's execution and delivery of a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant and such Landlord's mortgagee or other institutional lenders. Tenant shall accept the current lender's SNDA in the form attached hereto as Exhibit E.

Section 8.02 Attornment. If, at any time prior to the expiration of the Term, any Master Lease shall terminate or be terminated for any reason, or any Mortgagee comes into possession of the Real Property, the Building, or the estate created by any Master Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor, or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 8.01 hereof and this Section 8.02, for the remainder of the Term, provided that such owner, Lessor, or Mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to

possession of the Premises, and provided further that such owner, Lessor, or Mortgagee, as the case may be, or anyone claiming by, through or under such owner, Lessor, or Mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

(a) Liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord).

(b) Subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord).

(c) Bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due.

(d) Bound by any obligation to make any payment to or on behalf of Tenant.

(e) Bound by any obligation to perform any work or to make improvements to the Premises, except for:

(i) repairs and maintenance pursuant to the provisions of ARTICLE V, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the Premises;

(ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to ARTICLE XI hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor, or Mortgagee; and

(iii) repairs to the Premises as a result of a partial condemnation pursuant to ARTICLE XII hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor, or Mortgagee.

(f) Bound by any amendment or modification of this Lease made without its consent.

The provisions of this Section 8.02 shall inure to the benefit of any such owner, Lessor, or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Master Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor, or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 8.02, satisfactory to any such owner, Lessor, or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 8.02 shall be construed to impair any right otherwise exercisable by any such owner, Lessor, or Mortgagee. Notwithstanding the provisions of this Section 8.02, this Lease shall not terminate by reason of the termination of any Master Lease without the prior written consent of the Mortgagee of the Mortgage which is a first mortgage on Landlord's interest in the Real Property or the leasehold estate created by such Master Lease.

Section 8.03 Estoppel Certificate. From time to time, within ten (10) days next following request by Landlord, any Mortgagee, or any Lessor, Tenant shall deliver to Landlord, such Mortgagee, or such Lessor a written statement executed by Tenant, in form satisfactory to Landlord, such Mortgagee, or such Lessor:

(a) Stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications).

(b) Setting forth the date to which the Fixed Rent, Escalation Rent, and other items of Rental have been paid.

(c) Stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults.

(d) Certifying as to any other matters reasonably requested by Landlord, such Mortgagee, or such Lessor.

Tenant acknowledges that any statement delivered pursuant to this Section 8.03 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Master Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor.

Section 8.04 Right to Cure Landlord's Default. As long as any Master Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within thirty (30) days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission, but not to exceed sixty (60) days from the date of such notice.

Section 8.05 Zoning Lot Merger and Development Rights. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such zoning resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request.

ARTICLE IX
RULES AND REGULATIONS

Tenant and Tenant's contractors, employees, agents, visitors, invitees, and licensees shall comply with the Rules and Regulations. Landlord may at any time or times hereafter reasonably adopt new Rules and Regulations or modify or eliminate existing Rules and Regulations.

ARTICLE X
INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 10.01 Damage; Blocked Windows.

(a) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise except in the event of the gross negligence or willful misconduct of Landlord. Neither Landlord nor its agents shall be liable for any injury (or death) to persons or damage to property or improvements, or interruption of Tenant's business, resulting from any latent defect in the Premises or in the Building except in the event of the gross negligence or willful misconduct of Landlord.

(b) If at any time: (i) any windows of the Premises are temporarily closed, darkened, or bricked up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building; or (ii) any of such windows are permanently closed, darkened, or bricked up due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Fixed Rent or any other item of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. If at any time the windows of the Premises are temporarily closed, darkened, or bricked up, as aforesaid, then, unless Tenant is required pursuant to the Lease to perform the repairs, maintenance, alterations, or improvements, or to comply with the Requirements, which resulted in such windows being closed, darkened, or bricked-up, Landlord shall perform such repairs, maintenance, alterations, or improvements and comply with the applicable Requirements with reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are temporarily closed, darkened, or bricked up.

(c) Tenant shall promptly notify Landlord of any fire or accident in the Premises.

Section 10.02 Tenant's Insurance Obligations. Tenant shall obtain and keep in full force and effect:

(a) Insurance against loss or damage by fire, and such other risks and hazards that are insurable under the available standard forms of "all risk" property insurance policies with extended coverage, for Tenant's Alterations (including, without limitation, Specialty Alterations) and Tenant's Property at the Premises in an amount equal to one hundred percent (100%) of the replacement value thereof.

(b) A policy of commercial general liability insurance on a per occurrence, per occurrence basis against claims for bodily injury, death and/or property damage occurring in or about the Premises or the Real Property (without exclusion of any kind for damage or injury caused by dogs), under which Tenant is named as the insured and Landlord, Landlord's managing agent,

any Lessors, any Mortgagees and any other parties who have an interest in the Building whose names shall have been furnished by Landlord to Tenant from time to time are named as Additional Insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 31. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $2,000,000.00 and $3,000,000.00 in the aggregate on a per occurrence basis and including completed operations coverage, which amount shall be increased from time to time to that amount of insurance which, in Landlord's reasonable judgment, is then being customarily required by prudent landlords of comparable first class buildings in New York City. This insurance shall be primary and non-contributory and the additional insureds required will be added to both the CGL and Umbrella policies.

(c) Worker's Compensation Insurance and Employer Liability with minimum limits, as required by law;

(d) New York State disability benefits, as required by law;

(e) Business Interruption Insurance;

(f) Automobile / Garage liability coverage, with limits no less than $1,000,000 per occurrence.

Such policies shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, Landlord's agents, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear, with respect to the insurance required to be carried pursuant to the terms of this Lease.

Such policy with respect to clause (b) above shall include a provision under which the insurer agrees to indemnify, defend, and hold Landlord, Landlord's managing agent, Landlord's agents, and such Lessors and Mortgagees harmless from and against, subject to the limits of liability set forth in this Section 10.02, all costs, expenses, and liability arising out of, or based upon, any and all claims, accidents, injuries, and damages mentioned in ARTICLE XXXVI. In addition, the policy required to be carried pursuant to clause (b) above shall contain a provision that: (i) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained; and (ii) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, Landlord's agents, and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless at least thirty (30) days' prior written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds.

In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insureds hereunder a copy of such notice.

All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that Tenant shall be solely responsible for the payment of all premiums under such policies

and Landlord, Lessors and Mortgagees shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best's Rating of "A-" and a "Financial Size Category" of at least "VIII" or if such ratings are not then in effect, the equivalent thereof. In addition, Tenant shall give Landlord, Lessors and Mortgagees at least thirty (30) days' notice of any such cancellation and/or material changes in coverage. Tenant acknowledges and agrees that Landlord makes no representation or warranty to Tenant that the amount of insurance (or the types of insurance) required to be carried by Tenant under the terms of this Lease are adequate to fully protect Tenant's interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

Section 10.03 Insurance/Tenant's Property and Specialty Alterations. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property or Specialty Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

Section 10.04 Policies of Insurance. On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required pursuant to Section 11.04 hereof, required to be carried by Tenant pursuant to this ARTICLE X. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

Section 10.05 Tenant's Insurance Proceeds. If notwithstanding the recovery of insurance proceeds by Tenant for loss, damage, or destruction of its property (or rental value or business interruptions), Landlord is liable to Tenant with respect thereto or is obligated under this Lease to make replacement, repair, or restoration, then the amount of the net proceeds of Tenant's insurance against such loss, damage, or destruction shall be offset against Landlord's liability to Tenant therefor, or shall be made available to Landlord to pay for replacement, repair, or restoration, as the case may be.

ARTICLE XI
DESTRUCTION FIRE OR OTHER CAUSE

Section 11.01 Restoration Obligations.

(a) If the Premises (other than Alterations and Specialty Alterations) shall be damaged by fire or other casualty, and if Tenant shall give prompt notice thereof to Landlord, the damage, with such modifications as shall be required in order to comply with Requirements, shall be repaired, following adjustments and receipt of insurance and necessary permits, by and at the expense of Landlord to substantially the condition prior to such damage, and until such repairs which are required to be performed by Landlord (excluding Long Lead Work) shall be substantially completed (of which substantial completion Landlord shall promptly notify Tenant), unless Tenant shall be responsible for such damage, the Fixed Rent shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant, as determined by Landlord in its reasonable discretion, bears to the total area of the Premises immediately prior to such casualty. Upon the substantial completion of such repairs (excluding Long Lead Work), Landlord shall use commercially reasonable diligence to prosecute to completion any items of

Long Lead Work remaining to be completed. Landlord shall have no obligation to repair any damage to, or to replace, any Alterations performed by or on behalf of Tenant, Specialty Alterations or Tenant's Property, which Tenant shall complete promptly after substantial completion of Landlord's repair obligations under this ARTICLE XI. In addition, Landlord shall not be obligated to repair any damage unless Tenant shall have notified Landlord. Tenant shall make all necessary repairs to the Alterations, Specialty Alterations and Tenant's Property, and the same shall be completed promptly after substantial completion of Landlord's repair obligations under this ARTICLE XI. Landlord shall use its reasonable efforts to minimize interference with Tenant's use and occupancy in making any repairs pursuant to this Section. Anything contained herein to the contrary notwithstanding, if the Premises (including any Alterations) are damaged by fire or other casualty at any time prior to the completion of the Initial Alterations, Landlord's obligation to repair the Premises shall be limited to repair of the part of the Building Systems serving the Premises on the Commencement Date, but not the distribution portions of such Building Systems located within the Premises, the floor and ceiling slabs of the Premises and the exterior walls of the Premises, all to substantially the same condition which existed on the Commencement Date, with such modifications as shall be required in order to comply with Requirements.

(b) Prior to the substantial completion of Landlord's repair obligations set forth in Section 11.01(a) hereof, Landlord shall provide Tenant and Tenant's contractor, subcontractors, and materialmen access to the Premises to perform Specialty Alterations and Alterations, on the following terms and conditions (but not to occupy the same for the conduct of business):

(i) Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion, to permit the commencement of the Specialty Alterations and Alterations then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed;

(ii) Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, including, without limitation, Tenant's obligation to pay to Landlord the Electricity Additional Rent except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the repairs; and

(iii) It is expressly understood that if Landlord shall be delayed from completing the repairs due to any acts of Tenant, its agents, servants, employees, or contractors, including, without limitation, by reason of the performance of any Specialty Alteration or Alterations, by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers, and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Specialty Alteration or Alterations, then such repairs shall be deemed complete on the date when the repairs would have been complete but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such

delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as additional rent.

Section 11.02 Right to Terminate.

(a) Anything contained in Section 11.01 hereof to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon a date set by Landlord, but not sooner than thirty (30) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of ARTICLE XXI hereof. Upon the termination of this Lease under the conditions provided for in this Section 11.02, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

(b) If the Premises shall be substantially damaged during the last year of the Term (as the same may be renewed or extended pursuant to ARTICLE XL), Landlord may elect by notice, given within ninety (90) days after the occurrence of such damage, to terminate this Lease and if Landlord makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Landlord, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of ARTICLE XXI hereof.

Section 11.03 Waiver of Section 227 of the Real Property Law of the State of New York. This ARTICLE XI constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

Section 11.04 Waiver of Subrogation. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration, and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Property or Specialty Alterations or any other Alteration prior to the completion of the Initial Alterations, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

ARTICLE XII
EMINENT DOMAIN

Section 12.01 Taking. If the whole of the Real Property, the Building, or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property and not the entire Premises shall be so acquired or condemned, then:

(a) except as hereinafter provided in this Section 12.01, this Lease and the Term shall continue in force and effect, but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Escalation Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation and Tenant's Share shall be redetermined based upon the proportion in which the ratio between the rentable area of the Premises remaining after such acquisition or condemnation bears to the rentable area of the Building remaining after such acquisition or condemnation;

(b) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least twenty-five percent (25%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its Affiliates); and

(c) if the part of the Real Property so acquired or condemned shall contain more than fifty percent (50%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within thirty (30) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease.

If any such thirty (30) days' notice of termination is given by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section 12.01, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit inclusive of Tenant's Alterations (other than Specialty Alterations), except that if such acquisition or condemnation occurs prior to completion of the Initial Alterations, Landlord shall only be required to restore that part of the Premises not so acquired or condemned to a self-contained rental unit exclusive of Tenant's Alterations. Upon the termination of this Lease and the Term pursuant to the provisions of this Section 12.01, the Fixed Rent and Escalation Rent shall be apportioned and any prepaid portion of Fixed Rent and Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 12.02 Awards. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of

any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 12.02 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking, and for any moving expenses, provided the same does not reduce Landlord's award.

Section 12.03 Temporary Taking. If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

(a) If the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Rental payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in Section 12.01 hereof.

(b) If the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (a) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

ARTICLE XIII
ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 13.01 Consent, Costs, and Release.

(a) <u>Consent</u>. Except as expressly permitted herein, Tenant, without the prior written consent of Landlord in each instance, which consent may not be unreasonably withheld, conditioned or denied, shall not:

(i) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant, or otherwise), mortgage or encumber its interest in this Lease, in whole or in part;

(ii) sublet, or permit the subletting of, the Premises or any part thereof; or

(iii) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges, or otherwise, by any Person other than Tenant.

(b) No Waiver. If Tenant's interest in this Lease is assigned in violation of the provisions of this ARTICLE XIII, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this ARTICLE XIII, Landlord, after default by Tenant under this Lease, including, without limitation, a subletting or occupancy in violation of this ARTICLE XIII, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and other items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant, or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant, or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy, or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy, or use.

(c) Costs. Tenant shall reimburse Landlord on demand for any reasonable, out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof, including, without limitation, any processing fee, attorneys' fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee, not to exceed $1,500 per request. At Landlord's option, Tenant shall engage, as exclusive leasing agent for Tenant with respect to any proposed subletting of the Premises or any part thereof or any proposed assignment of Tenant's interest in this Lease, Landlord's managing agent for the Building or such other broker as Landlord shall designate.

(d) No Release. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy, or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 13.01, nor any application of any such Rental as provided in this Section 13.01 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed.

Section 13.02 Stock Transfers. Except as set forth in Section 13.09 below, either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a limited liability company, partnership, or other entity) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this ARTICLE XIII, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 13.02 shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

Section 13.03 Assignment.

(a) Landlord's Consent to an Assignment. Notwithstanding the provisions of Section 13.01 hereof, if Landlord shall not exercise its rights pursuant to Section 13.03(c), Landlord shall not unreasonably withhold its consent to an assignment of this Lease in its entirety provided that:

(i) no Event of Default shall have occurred and be continuing;

(ii) upon the date Tenant delivers the Assignment Statement to Landlord and upon the date immediately preceding the date of any assignment approved by Landlord, the proposed assignee shall have a financial standing (taking into consideration the net worth of Tenant and the obligations of the proposed assignee under this Lease) reasonably satisfactory to Landlord, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

(iii) the proposed assignee (or any Person who directly or indirectly, Controls, is Controlled by or is under common Control with the proposed assignee) shall not be a person or entity with whom Landlord is negotiating to lease space within the last 120 days in the Building at the time of receipt of an Assignment Statement;

(iv) the character of the business to be conducted or the proposed use of the Premises by the proposed assignee shall not: (A) be likely to materially increase Landlord's expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (B) materially increase the burden on elevators over the burden prior to such proposed assignment; (C) violate any provision or restrictions herein relating to the use or occupancy of the Premises in effect as of the date of this Lease; (D) require any alterations, installations, improvements, additions, or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (E) violate any provision or restrictions in any other lease for space in the Building or in any Master Lease or Mortgage; and

(v) the assignee shall agree to assume all of the obligations of Tenant under this Lease from and after the date of the assignment.

(b) Assignment Statement. At least thirty (30) days prior to any proposed assignment, Tenant shall submit a statement to Landlord (the "**Assignment Statement**") containing the following information:

(i) the name and address of the proposed assignee;

(ii) the essential terms and conditions of the proposed assignment, including, without limitation, the consideration payable for such assignment and the value (including cost, overhead, and supervision) of any improvements (including any demolition to be performed) to the Premises proposed to be made by Tenant to prepare the Premises for occupancy by such assignee;

(iii) the nature and character of the business of the proposed assignee; and

(iv) any other information that Landlord may reasonably request.

The Assignment Statement shall include a statement in bold type specifically directing Landlord's attention to the provisions of this Section 13.03 requiring Landlord to respond to Tenant's request within thirty (30) days after Landlord's receipt of the Assignment Statement.

The Assignment Statement shall be executed by Tenant and the proposed assignee and shall indicate both parties' intent (but not necessarily binding obligation) to enter into an assignment agreement conforming to the terms and conditions of the Assignment Statement and on such other terms and conditions to which the parties may agree which are not inconsistent with the essential terms set forth in the Assignment Statement.

(c) Landlord's Approval Right. Landlord shall have the right, exercisable within thirty (30) days after Landlord's receipt of the Assignment Statement, to approve or disapprove of the proposed assignment.

(d) Tenant's Assignment Period. If Landlord shall fail to notify Tenant within said thirty (30) day period of Landlord's intention to exercise its rights pursuant to Section 13.03(c) or of Landlord's consent to or disapproval of the proposed assignment pursuant to the Assignment Statement, or if Landlord shall have consented to such assignment as provided in Section 13.03(a) hereof, Tenant shall be free to assign the Premises to such proposed assignee on the same terms and conditions set forth in the Assignment Statement. If Tenant shall not enter into such assignment within ninety (90) days after the delivery of the Assignment Statement to Landlord, then the provisions of this Section 13.03 shall again be applicable in their entirety to any proposed assignment.

(e) Tenant's Deliveries. If Tenant shall assign this Lease, Tenant shall deliver to Landlord, within ten (10) Business Days after execution thereof:

(i) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant; and

(ii) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed.

Section 13.04 Assignment Proceeds. Tenant shall pay to Landlord, upon receipt thereof, an amount equal to fifty percent (50%) of all Assignment Proceeds. For purposes of this Section 13.04, "**Assignment Proceeds**" shall mean all consideration payable to Tenant, if any, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property), less Tenant's costs for brokerage commissions, attorney costs, concessions, and construction costs associated with such Assignment.

Section 13.05 Assignment in the Event of a Bankruptcy.

(a) If this Lease is assigned to any Person pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

(b) Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

(c) If this Lease is assumed by the Tenant's trustee, receiver, or any other appointed custodian and there is a proposal to assign the same pursuant to the provisions of the Bankruptcy Code to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than ten (10) days after receipt by Tenant, but in any event no later than thirty (30) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth:

(i) the name and address of such Person;

(ii) all of the terms and conditions of such offer; and

(iii) adequate assurance of future performance by such Person under the Lease as set forth in Paragraph (d) below, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code.

Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

(d) The term "**adequate assurance of future performance**" as used in this Lease shall mean that any proposed assignee shall, among other things:

(i) deposit with Landlord on the assumption of this Lease the sum of the then Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held by Landlord in accordance with the provisions of ARTICLE XXXII hereof;

(ii) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least twelve (12) times the then Fixed Rent for each of such three (3) years;

(iii) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease; and

(iv) provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the future performance by such assignee of its obligations under the Lease.

Section 13.06 Disaffirmance, Rejection, or Termination of the Lease.

(a) If, at any time after the originally named Tenant herein may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Section 17.01(e) hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said ARTICLE XVII based upon any of the Events of Default set forth in such paragraph, any prior Tenant, including, without limitation, the originally named Tenant, upon request of Landlord given within sixty (60) days next following any such disaffirmance, rejection, or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall:

(i) pay to Landlord all Fixed Rent, Escalation Rent, and other items of Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection, or termination; and

(ii) as "tenant," enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection, or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants, and conditions as are contained in this Lease, except that: (A) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court; (B) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence; and (C) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of ARTICLE XXVIII hereof after the date of such disaffirmance, rejection, or termination with respect to any period prior thereto.

(b) If any such prior Tenant shall default in its obligation to enter into said new lease for a period of sixty (60) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new

lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder.

Section 13.07 Sublease.

(a) Landlord's Consent to a Sublease. Notwithstanding the provisions of Section 13.01 hereof, Landlord shall not unreasonably withhold its consent to any subletting of the Premises, provided that:

(i) the Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the greater of: (A) the Rent Per Square Foot with respect to the portion of the Premises proposed to be sublet hereunder/the sum of the Fixed Rent and Escalation Rent then payable hereunder; and (B) the prevailing rental rate set by Landlord for comparable space in the Building or if there is no comparable space the prevailing rental rate reasonably determined by Landlord (the "**Prevailing Rate**") (the greater of the amounts set forth in clauses (A) and (B) above is referred to as the "**Listing Rate**"), nor shall Tenant advise any broker, agent, finder, or prospective subtenant that Tenant intends to sublet the Premises at a rate less than the Listing Rate;

(ii) the Premises shall not be sublet at a rental rate less than the Listing Rate;

(iii) no Event of Default shall have occurred and be continuing;

(iv) upon the date Tenant delivers the Tenant Statement to Landlord and upon the date immediately preceding the commencement date of any sublease approved by Landlord, the proposed subtenant shall have a financial standing (taking into consideration the net worth of Tenant and the obligations of the proposed subtenant under the sublease) satisfactory to Landlord, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

(v) the proposed subtenant (or any Person who directly or indirectly, Controls, is Controlled by, or is under common Control with the proposed subtenant) shall not be a tenant or subtenant of any space in the Building, nor shall the proposed subtenant (or any Person who directly or indirectly, Controls, is Controlled by or is under common Control with the proposed subtenant) be a Person with whom Landlord is negotiating or discussing to lease space in the Building;

(vi) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant shall not: (A) be likely to materially increase Landlord's expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (B) materially increase the burden on elevators over the burden prior to such proposed subletting; (C) violate any provision or restrictions herein relating to the use or occupancy of the Premises in effect as of the date of this Lease; (D) require any alterations, installations, improvements, additions, or other physical changes to be performed in or made to any portion of the Building or the Real Property other than the Premises; or (E) violate any

provision or restrictions in any other lease for space in the Building or in any Master Lease or Mortgage;

(vii) the subletting shall be expressly subject to all of the terms, covenants, conditions, and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be modified without the prior written consent of Landlord, which consent shall not be unreasonably withheld, or assigned (by operation of law or otherwise; for purposes of this Section 13.07(a)(vii), the transfer of a majority of the issued and outstanding capital stock of any corporate subtenant or the transfer of a majority of the total interest in a subtenant (if a partnership or other entity), however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of the sublease, except that the transfer of the outstanding capital stock of a corporate subtenant shall be deemed not to include the sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange), encumbered, or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

(viii) the subletting shall end no later than one (1) day before the Expiration Date;

(ix) at no time shall there be more than two (2) occupants, including Tenant, of the Premises; and

(x) such sublease shall expressly provide that in the event of termination, re-entry, or dispossess of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title, and interest of Tenant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

(A) liable for any act or omission of Tenant under such sublease;

(B) subject to any defense or offsets which such subtenant may have against Tenant;

(C) bound by any previous payment which such subtenant may have made to Tenant more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord;

(D) bound by any obligation to make any payment to or on behalf of such subtenant;

(E) bound by any obligation to perform any work or to make improvements to the Premises, or portion thereof demised by such sublease;

(F) bound by any amendment or modification of such sublease made without its consent; or

If Tenant proposes to sublet a portion of the Premises then, unless the context otherwise requires, references in this Section 13.07 to the Premises shall be deemed to refer to the portion of the Premises proposed to be sublet by Tenant.

(b) Tenant Statement. At least thirty (30) days prior to any proposed subletting of all or any portion of the Premises, Tenant shall submit a statement to Landlord (a **"Tenant Statement"**) containing the following information:

(i) the name and address of the proposed subtenant;

(ii) a description of the portion of the Premises to be sublet;

(iii) the terms and conditions of the proposed subletting, including, without limitation, the rent payable and the value (including cost, overhead, and supervision) of any improvements (including any demolition to be performed) to the Premises for occupancy by such subtenant;

(iv) the nature and character of the business of the proposed subtenant; and

(v) any other information that Landlord may reasonably request.

The Tenant Statement shall include a statement specifically directing Landlord's attention to the provisions of this Section 13.07(b) requiring Landlord to respond to Tenant's request within thirty (30) days after Landlord's receipt of the Tenant Statement.

Section 13.08 Sublease Profit Sharing.

If Landlord shall consent to any subletting and Tenant shall sublet all or any portion of the Demised Premises for rents which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, and/or receive any consideration over and above such rents then payable, Tenant shall pay Landlord as additional rent hereunder fifty (50%) percent of any net profits that Tenant may derive from such subletting, as and when such net profits shall be received by Tenant. "Net profits" shall consist of such consideration received by Tenant for such assignment or such excess rent and/or such other consideration received by Tenant for such subletting less the actual and reasonable costs and expenses incurred by Tenant in connection with such assignment or subletting, and in the case of the sale or rental of any furniture, fixtures or equipment of Tenant, the sale or rental value of such furniture, fixtures and equipment over and above the then book value thereof.

Section 13.09 Permitted Assignment/Sublease.

Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, but subject to Tenant's satisfaction of conditions set forth below in this Section 13.09, to assign or sublet its interest in this Lease to (a) any corporation which is a successor to Tenant either by merger or consolidation; (b) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities); or (c) to a Person

which shall (A) Control; (B) be under the Control of; or (C) be under common Control with Tenant (any such Person referred to in this clause (iii) being a "**Related Entity**"). Tenant shall not be released upon any assignment and shall remain liable under this Lease.

Tenant shall provide Landlord thirty (30) days prior written notice of such Permitted Assignment and within ten (10) Business Days after execution thereof, deliver to Landlord written notice and a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed.

ARTICLE XIV
ELECTRICITY

Section 14.01 Capacity. Tenant shall at all times comply with the rules, regulations, terms, and conditions applicable to service, equipment, wiring, and requirements of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the electrical capacity thereof or interfere with the electrical service to other tenants of the Building. In the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, Landlord shall so notify Tenant of same. Within three (3) Business Days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. Landlord, in Landlord's sole judgment shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available. If Landlord shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers, or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Landlord, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. The electricity provided to the Premises by Landlord shall be 6 watts, demand load, per usable square foot of the Premises, exclusive of base Building HVAC.

Section 14.02 Submetering.

(a) Electricity Additional Rent. Unless Landlord is required to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Section 14.03 hereof, electricity shall be furnished by Landlord to the Premises and Tenant shall pay to Landlord, as additional rent for electricity consumed by Tenant in the Premises an amount based upon the P.S.C. NO. 9-Electricity, Service Classification under which the public utility company bills the Landlord for a multiple-tenanted commercial or industrial building commensurate with the rate for the usage as shown on the Tenant's submeter or submeters, including all taxes, charges, terms, rates and other fees associated with the Landlord providing electric service; plus (ii) an amount equal to five percent (5%) to reimburse Landlord for the administrative costs incurred by Landlord to read electric meters and prepare the submetering bills therefor. Such taxes, charges, terms and rates may be revised by the utility company servicing the Building, from time to time, and any change after the aforesaid date in taxes, charges, terms and rates to Landlord in connection with the supply of electric current to the Building of which the Premises are a part, will be used in the calculation of the Tenant billing. For avoidance of doubt, Tenant shall be solely responsible for any utility company required deposit.

(b) Multiple Meters. Where more than one meter measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) days after receipt of such bill.

Section 14.03 Direct Electricity. If Landlord shall be required or elect to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall use diligent efforts to obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring, and other conductors and equipment which may be required to obtain electricity shall be installed by Landlord at Tenant's expense. Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility, Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

ARTICLE XV
ACCESS TO PREMISES

Section 15.01 Landlord's Access to the Premises.

(a) Tenant shall permit Landlord, Landlord's agents, representatives, contractors, and employees and public utilities servicing the Building to erect, use, and maintain concealed ducts,

pipes, and conduits in and through the Premises. Landlord, Landlord's agents, representatives, contractors, and employees and the agents, representatives, contractors, and employees of public utilities servicing the Building shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except in the case of an emergency in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), which notice may be oral, to examine the same, to show them to prospective purchasers, or prospective or existing Mortgagees or Lessors, and to make such repairs, alterations, improvements, additions, or restorations:

(i) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building;

(ii) which Landlord may elect to perform following ten (10) days after notice, except in the case of an emergency (in which event Landlord and Landlord's agents, representatives, contractors, and employees may enter without prior notice to Tenant), following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease; or

(iii) for the purpose of complying with any Requirements, a Master Lease or a Mortgage, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no wise abate while said repairs, alterations, improvements, additions, or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise.

(b) Any work performed or installations made pursuant to this ARTICLE XV shall be made with reasonable diligence and otherwise pursuant to the provisions of Section 5.03 hereof.

Section 15.02 Prospective Tenants. During the twelve (12) month period prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof.

Section 15.03 Landlord's Reasonable Care. If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents, representatives, contractors or employees may enter the same without rendering Landlord or such agents liable therefor if during such entry Landlord or Landlord's agents shall accord reasonable care under the circumstances to Tenant's Property, and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

Section 15.04 Landlord's Alterations to the Premises. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does

not: (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises; or (b) reduce the rentable area (except by a de minimis amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows, and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors, and entrances), all balconies, terraces, and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing, and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto, through the Premises for the purposes of operation, maintenance, alteration, and repair.

ARTICLE XVI
CERTIFICATE OF OCCUPANCY

Section 16.01 Compliance With the Certificate of Occupancy. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued at such time for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant, upon written notice from Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises.

Section 16.02 No Landlord Representation or Warranty. Except as expressly set forth herein, Landlord makes no representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner. Landlord represents and warrants that at the time of delivery of possession of the Premises to Tenant, the Building shall be in compliance with all laws and codes.

ARTICLE XVII
DEFAULT

Section 17.01 Events of Default. Each of the following events shall be an **"Event of Default"** hereunder:

(a) If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental for more than five (5) days following written notice of such failure from Landlord to Tenant.

(b) If Tenant shall default in the observance or performance of any other term, covenant, or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within fifteen (15) days after notice by Landlord to Tenant of such default; provided, however, if such default is not of the nature that can be reasonably cured within fifteen (15) days, no Event of Default shall occur if Tenant commences such cure within fifteen (15) days and thereafter diligently prosecutes such cure to completion.

(c) Intentionally deleted.

(d) If Tenant's interest or any portion thereof in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under ARTICLE XIII hereof.

(e) If:

(i) Tenant shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(ii) Tenant shall commence or institute any case, proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors; or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

(iii) Tenant shall make a general assignment for the benefit of creditors;

(iv) any case, proceeding, or other action shall be commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property, which in either of such cases (1) results in any such entry of an order for relief, adjudication of bankruptcy, or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of sixty (60) days;

(v) any case, proceeding, or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(vi) a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within sixty (60) days.

(f) If Tenant shall fail more than two (2) times during any twelve (12) month period to pay any installment of Fixed Rent or any item of Rental when due.

(g) If this Lease is assigned (or all or a portion of the Premises are subleased) to a Related Entity and such Related Entity shall no longer (i) Control, (ii) be under common Control with, or (iii) be under the Control of Tenant (or any permitted successor by merger, consolidation, or purchase as provided herein).

Section 17.02 Termination of the Lease.

(a) If an Event of Default: (i) described in Section 17.01(e) hereof shall occur; or (ii) described in Section 17.01(a), Section 17.01(b), Section 17.01(c), Section 17.01(d), Section

17.01(f), Section 17.01(g), or Section 17.01(h) shall occur and Landlord, at any time thereafter, at its option, gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date Landlord shall give Tenant in such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause (i) above occurred or the date of such notice pursuant to clause (ii) above, as the case may be, were the Fixed Expiration Date or the last day of the Extension Term, as the case may be, and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in ARTICLE XVIII and ARTICLE XIX hereof. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.01(e) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within sixty (60) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title, and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 13.05(d), Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on notice to Tenant, Tenant as debtor-in-possession or said trustee and period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

(b) If an Event of Default described in Section 17.01(a) hereof shall occur, or this Lease shall be terminated as provided in Section 17.02(a) hereof, Landlord, without notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

Section 17.03 Joint and Several Liability. If at any time:

(a) Tenant shall be comprised of two (2) or more persons.

(b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant.

(c) Tenant's interest in this Lease shall have been assigned, then the word "Tenant", as used in Section 17.01(e), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease.

Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 17.01(e) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 17.02.

ARTICLE XVIII
REMEDIES AND DAMAGES

Section 18.01 Landlord's Remedies.

(a) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in ARTICLE XVII hereof:

(i) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution, or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

(ii) Landlord, at Landlord's option, may relet the whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, THAT LANDLORD SHALL HAVE NO OBLIGATION TO RELET THE PREMISES OR ANY PART THEREOF AND SHALL IN NO EVENT BE LIABLE FOR REFUSAL OR FAILURE TO RELET THE PREMISES OR ANY PART THEREOF, OR, IN THE EVENT OF ANY SUCH RELETTING, FOR REFUSAL OR FAILURE TO COLLECT ANY RENT DUE UPON ANY SUCH RELETTING, AND NO SUCH REFUSAL OR FAILURE SHALL OPERATE TO RELIEVE TENANT OF ANY LIABILITY UNDER THIS LEASE OR OTHERWISE AFFECT ANY SUCH LIABILITY, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations, and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after: (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge; (ii) any re-entry by Landlord; or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration, or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry," and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term,

covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings, and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 18.02 Landlord's Damages.

(a) If this Lease and the Term shall expire and come to an end as provided in ARTICLE XVII hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 18.01, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(i) Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(ii) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as **"Deficiency"**) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (ii) of Section 18.01(a) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, contribution to work and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 18.02. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this ARTICLE XVIII, the term "Escalation Rent" as used in Section 18.02(a) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of ARTICLE XXVIII hereof for the Operating Year immediately preceding such event. Nothing contained in ARTICLE XVII hereof or this ARTICLE XVIII shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 18.02.

ARTICLE XIX
LANDLORD FEES AND EXPENSES

Section 19.01 Landlord's Right to Cure Tenant's Default. If Tenant shall be in default under this Lease, or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Master Lease or Mortgage, Landlord may either:

(a) as provided in Section 15.01 hereof, perform the same for the account of Tenant; or

(b) make any expenditure or incur any obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements in instituting, prosecuting, or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor and if the term of this Lease shall have expired at the time of the making of such expenditures or the incurring of such obligations, such sums shall be recoverable by Landlord as damages.

Section 19.02 Late Charge. If Tenant shall fail to pay any installment of Fixed Rent, Escalation Rent, or any other item of Rental when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent, or other item of Rental, as the case may be, within five (5) days after demand by Landlord, a late charge equal to five percent (5%) of the amount unpaid. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, as additional rent, Tenant shall pay to Landlord a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

ARTICLE XX
NO REPRESENTATIONS BY LANDLORD

Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly

set forth herein. Except for the representations and warranties set forth herein, Tenant shall accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy, except for the items set forth on Exhibit "C" attached hereto and made a part hereof (**"Landlord's Work"**).

ARTICLE XXI
END OF TERM

Section 21.01 Surrender Condition. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of ARTICLE IV hereof. If the last day of the Term or any renewal or extension thereof falls on a non-Business Day, Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding.

Section 21.02 Holdover. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this ARTICLE XXI. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs, and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, a sum equal to one and one half times the aggregate of that portion of the Fixed Rent, Escalation Rent, and Rental which was payable under this Lease during the last month of the Term for the first 30 days of such holdover and 175% of the aggregate of that portion of the Fixed Rent, Escalation Rent, and Rental which was payable under this Lease during the last month of the Term thereafter during such holdover.

Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this ARTICLE XXI. The provisions of this ARTICLE XXI shall survive the Expiration Date.

ARTICLE XXII
QUIET ENJOYMENT

Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE XXIII
FAILURE TO GIVE POSSESSION

Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the Premises on the date set forth in Section 2.01 hereof for the commencement of the Term. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. If Landlord shall be unable to give possession of the Premises on the date set forth in Section 2.01 hereof for the commencement of the Term, and provided that Tenant is not responsible for such inability to give possession, the Commencement Date shall be deemed to be the date upon which Landlord shall deliver possession of the Premises to Tenant. No such failure to give possession on the date set forth in Section 2.01 hereof for the commencement of the Term shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any wise to extend the Term.

ARTICLE XXIV
NO WAIVER

Section 24.01 No Waiver. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

Section 24.02 Strict Performance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent, Escalation Rent, or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or

receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE XXV
WAIVER OF TRIAL BY JURY

THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING (UNLESS FAILURE TO IMPOSE SUCH COUNTERCLAIM WOULD PRECLUDE TENANT FROM ASSERTING IN A SEPARATE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAIM), AND WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH MAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT.

ARTICLE XXVI
INABILITY TO PERFORM

This Lease and the obligation of Tenant to pay Rental hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements, or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever beyond Landlord's control, including, but not limited to, laws, governmental preemption in connection with a national emergency, or by reason of any Requirements of any Governmental Authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("**Unavoidable Delays**").

Other than for Tenant's monetary obligations under this Lease (e.g., payment of Rent, Additional Rent, Taxes, Operating Expenses, maintenance of insurance and any other monetary obligations), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party

shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (Unavoidable Delay).

In the event there is a government imposed shutdown that prohibits 100% of the entire Premises from being used for the Permitted Use set forth in this Lease, and such restriction persists for more than sixty (60) consecutive business days, the monthly Fixed Rent shall be abated in the amount of 50% pro-rated for every day that the government imposed shutdown persists starting from the 61st business day following the beginning of the government imposed shutdown and ending once the government imposed shutdown ends or allows partial or full occupancy and use of the Premises, whichever comes first.

ARTICLE XXVII
BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests, or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if: (a) delivered by hand (against a signed receipt); (b) if sent by registered or certified mail (return receipt requested, postage prepaid); or (c) if sent by nationally recognized overnight carrier. Such communications for Tenant shall be delivered: (i) at Tenant's address set forth in this Lease, Attn.: RAY LATA, if mailed prior to Tenant's taking possession of the Premises; (ii) at the Building, Attn.: RAY LATA, if mailed subsequent to Tenant's taking possession of the Premises; or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning, or surrendering the Premises. In each case a copy of communications to Tenant shall be delivered to 31 HUDSON YARDS, NY, NY 1000[illegible], Attn.: RAY LATA, Esq. Such communications for Landlord shall be delivered at Landlord's address set forth in this Lease, Attn.: Justin Gorjian. Copies of communications to Landlord shall be delivered to: (A) Kane Kessler, P.C., 600 Third Avenue, 36th Floor, New York, New York 10016, Attn: Gary E. Ostroff, Esq.; and (B) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this ARTICLE XXVII at the address designated by such Lessor or Mortgagee. Landlord, Tenant or any Lessor or Mortgagee may designate new address(es) for receipt of communications under this ARTICLE XXVII by notice given to the other in accordance with the provisions of this ARTICLE XXVII. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been hand delivered or three (3) days from when it shall have been mailed as provided in this ARTICLE XXVII. Anything contained herein to the contrary notwithstanding, any Tax Statement or any other bill, statement, consent, notice, demand, request, or other communication from Landlord to Tenant with respect to any item of Rental (other than any default notice if required hereunder) may be sent to Tenant by regular United States mail.

ARTICLE XXVIII
ESCALATIONS

Section 28.01 Escalation Definitions. For the purposes of this ARTICLE XXVIII, the following terms shall have the meanings set forth below.

(a) "**Assessed Valuation**" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of calculating all or any portion of the Taxes payable with respect to the Real Property.

(b) "**Base Taxes**" shall mean the Taxes payable for the Tax Year commencing on July 1, 2022 and ending June 30, 2023.

(c) "**Taxes**" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property including, without limitation: (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property; (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space, or other space within or outside the boundaries of the Real Property; and (iii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Real Property or the Building, including, without limitation, any Business Improvement District taxes and assessments) without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes, and provided, that if with respect to the Tax Year, including without limitation, the Tax Year covering Base Taxes, there is in effect any tax abatement or exemption (including under the Industrial & Commercial Abatement Program (the "**ICAP**") or similar program) benefitting the Real Property or the Building, the Base Taxes and Taxes for any subsequent Tax Year (as the case may be) shall be increased to reflect the additional real estate taxes and assessments that would have been levied, assessed or imposed as Base Taxes or Taxes for any subsequent Tax Year (as the case may be) if such tax abatement or exemption were not in effect. If because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts, or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents, or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all reasonable expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year as long as Tenant's Share of any refund of Taxes will be refunded to Tenant. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include: (A) any taxes on Landlord's income; (B) franchise taxes; (C) estate, gift, succession or inheritance taxes; or (D) any capital gains, mortgage recording or transfer taxes or any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, or impositions which now constitute Taxes.

(d) "**Tax Statement**" shall mean a statement in reasonable detail setting forth a comparison of the Taxes for a Tax Year with the Base Taxes.

(e) "**Tax Year**" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

Section 28.02 Tax Statement. During the Term of this Lease, Tenant shall pay as additional rent for each Tax Year a sum ("**Tenant's Tax Payment**") equal to Tenant's Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes. Tenant's Tax Payments for each Tax Year shall be due and payable within ten (10) days following delivery of a Tax Statement from Landlord. At any time during or after the Term, Landlord may render to Tenant a Tax Statement or Statements showing: (a) a comparison of the Taxes for the Tax Year with the Base Taxes; and (b) the amount of the Tax Payment resulting from such comparison. Notwithstanding anything to the contrary contained herein, at Landlord's election, on the first day of the month following the furnishing to Tenant of a Tax Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months of the Term then elapsed since the commencement of such Tax Year. In such event, Tenant shall continue to pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown on such Tax Statement on the first day of each succeeding month until the first day of the month following the month in which Landlord shall deliver to Tenant a new Tax Statement. If Landlord furnishes a Tax Statement for a new Tax Year subsequent to the commencement thereof, promptly after the new Tax Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment for the current tax year in accordance with the Tax Statement and: (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor; or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and such failure shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year.

Section 28.03 Payment of Taxes. If the Taxes payable for any Tax Year (any part or all of which falls within the Term from and after the Commencement Date shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Share of such increase (the "Tax Payment") as shown on the Tax Statement with respect to such Tax Year. Tenant shall be obliged to pay the Tax Payment regardless of whether Tenant is exempt in whole or part, from the payment of any Taxes by reason of Tenant's diplomatic status or for any other reason whatsoever. The Taxes shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 28.04 hereof.

Section 28.04 Tax Reduction Proceedings.

(a) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation. In the event that, after a Tax Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof

a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year (taking into account the expenses mentioned in Section 28.01(c) hereof) and setting forth Tenant's Share of such refund (less Tenant's Share of the costs incurred by Landlord in obtaining the reduction) and Tenant shall be entitled to receive such Tenant's Share (less Tenant's Share of the costs incurred by Landlord in obtaining the reduction), at Landlord's option, either by way of a credit against the Fixed Rent next becoming due after the sending of such Tax Statement or by a refund to the extent no further Fixed Rent is due; provided, however, that Tenant's Share of such refund shall be limited to the portion of the Tax Payment, if any, which Tenant had theretofore paid to Landlord attributable to increases in Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced.

(b) In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event:

(i) the Base Taxes shall be retroactively adjusted to reflect such reduction; and

(ii) all retroactive Tax Payments resulting from such retroactive adjustment shall be due and payable when billed by Landlord.

Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and Tax Payments.

Section 28.05 Prorated Tax Payments. The expiration or termination of this Lease during any Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Tax Payments for such Tax Year, and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. In determining the amount of the Tax Payment for the Tax Year in which the Term shall expire, the payment of the Tax Payment for the Tax Year shall be prorated based on the number of days of the Term which fall within such Tax Year, as the case may be. Any payments due under such Tax Statement shall be payable within ten (10) days after such Statement is sent to Tenant.

Section 28.06 Operating Expenses. Tenant shall pay Operating Expenses pursuant as set forth below.

(a) The following terms shall have the following meanings for purposes of this Section 3:

(i) "**Base Year**": The 2022 calendar year.

(ii) "**Tenant's Proportionate Share**": 6.666%

(b) Tenant shall pay to Landlord, in the manner hereafter provided, Tenant's Proportionate Share of the amount by which the annual Operating Expenses for each calendar year exceed the Operating Expenses incurred during the Base Year. Such excess is referred to for purposes of the Lease as the "**Increased Operating Expenses**". The amount of Increased Operating Expenses payable to Landlord

may be reasonably estimated by Landlord for such period as Landlord determines from time to time (not to exceed twelve (12) months), and Tenant agrees to pay to Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period.

Within one hundred twenty (120) days after the end of the period for which estimated payments have been made, or as soon thereafter as reasonably practicable, Landlord shall submit to Tenant a reasonably detailed statement (a "**Reconciliation Statement**") from Landlord setting forth the actual amounts payable by Tenant based on actual Operating Expenses for the applicable calendar year; provided, however, that if Landlord fails to timely deliver such statement to Tenant, such failure shall not be deemed a waiver of any obligation of any of the duties and obligations of Tenant under the Lease. Tenant shall have the right to inspect records of Landlord which are reasonably necessary for Tenant to conduct its review of the Operating Expenses for the period as to which the Reconciliation Statement is rendered. Any such inspection shall be subject to the following conditions: (i) only one (1) such inspection may be performed in any calendar year, (ii) Tenant shall provide Landlord with at least thirty (30) days prior written notice of such inspection, (iii) any such inspection shall be performed on a non-contingency basis, (iv) any such inspection shall be conducted at the office designated by Landlord and shall be conducted during usual business hours, (v) any such inspection shall be at the sole cost and expense of Tenant, (vi) in no event shall Tenant's rights hereunder relieve Tenant of its obligation to pay all amounts due as and when provided in this Lease, (vii) Tenant agrees that it will not disclose, but will keep in strict confidence, the information furnished to Tenant by Landlord, but nothing herein shall prohibit Tenant from making such disclosures as necessary to Tenant's employees, agents, attorneys, and accountants, and (viii) in no event shall Tenant be entitled to conduct such inspection if Tenant is then in default with respect to its obligations under the Lease. In the event Landlord disputes the results of Tenant's inspection, and the parties cannot, in good faith, mutually agree upon the actual applicable charges, such matter shall be submitted to an independent certified public accountant mutually acceptable to Landlord and Tenant, whose determination of the actual charges shall be binding. The cost of such independent audit shall be borne by the party whose determination of Operating Expenses was furthest from the determination made by the independent auditor. Following the final resolution of Tenant's inspection, Tenant shall pay to Landlord or Landlord shall credit Tenant's account (or, if such adjustment occurs at the end of the Lease Term, pay to Tenant), as the case may be, within thirty (30) days of the final resolution, the amount of any excess or deficiency. If Tenant does not request and perform such inspection within sixty (60) days of the date on which Tenant has received the applicable Reconciliation Statement, Tenant's rights to contest such charges shall be deemed waived.

If the amount Tenant has paid based on estimates is less than the amount due based on actual Operating Expenses, Tenant shall pay such deficiency within thirty (30) days after submission of such statement. If the amount paid by Tenant is greater than the amount actually due, the excess may be retained by Landlord to be credited and applied by Landlord to the next due installments of Tenant's Proportionate Share of Increased Operating Expenses, or as to the final calendar year of the Term, provided Tenant is not in default, Landlord will refund such excess to Tenant within thirty (30) days following expiration of the Term. Tenant's Proportionate Share of actual Increased Operating Expenses for the final estimate period of the Term of the Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's Security Deposit, if any, following expiration of the Lease Term until Tenant's Proportionate Share of actual Increased Operating Expenses has been paid.

The term "**Operating Expenses**" shall mean any amounts paid or payable whether by Landlord or by others on behalf of Landlord, arising out of Landlord's maintenance, ownership, operation, repair, replacement and administration of the Building, Project and/or Common Areas, including, without limitation: (i) the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building, Project and/or Common Areas, the equipment and improvements therein contained (provided such equipment or improvements are not exclusively serving other tenants), and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all costs associated with the appeal of any assessment or taxes; (ii) the cost of security, janitorial, landscaping, garbage removal, and trash removal services; (iii) the cost of heating, ventilating, and air conditioning, to the extent incurred with respect to Common Areas or with respect to any shared systems; (iv) the cost of all fuel, water, electricity, telephone, sewer, sprinkler and any other utilities used in the maintenance, operation, or administration of the Building, Project and/or Common Areas; (v) salaries, wages, and any other amounts paid or payable for all personnel involved in the repair, maintenance, operation, security, supervision, or cleaning of the Building, Project and/or Common Areas (including, without limitation, the elevators); (vi) the costs of maintaining, repairing, replacing and operating the Generator (as hereinafter defined); (vii) capital expenditures which are (a) expected to reduce the normal Operating Costs (including, without limitation, utility costs) of the Building or the Project, as applicable, as amortized using a commercially-reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof, taking into consideration the anticipated Operating Expense savings, as determined by Landlord using its good faith, commercially-reasonable discretion, (b) made in order to comply with any Law promulgated after the Commencement Date by any governmental authority, as amortized using a commercially-reasonable interest rate over the useful economic life of such improvements, as determined by Landlord in its good faith, commercially-reasonable discretion, or (c) made to improve the health, safety and welfare of the Building or the Project, as applicable, and its occupants, as amortized using a commercially-reasonable interest rate over the useful economic life of such improvements, as determined by Landlord, in its good faith, commercially-reasonable discretion; (viii) the costs of insurance; (ix) costs payable under any matters of public record affecting the Premises, Project, Building, or Common Areas, and (x) management fees, but not to exceed three and a half percent (3.5%) of the gross revenues of the Building.

Notwithstanding any provision to the contraryin this Lease, Operating Expenses shall not include (i) debt service under mortgages or ground rent under ground leases, (ii) leasing commissions, (iii) the costs of renovating space for tenants, (iv) costs of defending or prosecuting litigation with any party, (v) costs incurred as a result of Landlord's violation of any lease, contract, law or ordinance, including fines and penalties, (vi) late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes, (vii) repair, replacements and general maintenance to the extent paid by proceeds of insurance or directly by Tenant or other third parties as other than Operating Expenses, (viii) interest, amortization or other payments on loans to Landlord, (ix) depreciation, (x) legal expenses for services, other than those that benefit the Premises (e.g., tax disputes), (xi) wages, salaries, fees and fringe benefits of any employee who does not devote substantially all of his/her employed time to the Building, unless such wages and benefits are pro-rated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building, (xii) advertising and promotional expenditures, (xiii) acquisition costs, rental costs, and installation costs (as contrasted with the maintenance) of sculptures, paintings, or other objects of art, whether for interior or exterior use, (xiv) costs, fees, dues, voluntary contributions or similar expenses for political, charitable, civic, industry association or similar organizations, (xv) fees, costs,

disbursements and other expenses incurred in connection with the defense of Landlord's title to or interest in the Building, (xvi) reserves of any kind, (xvii) collection costs, including legal fees, bad debt losses or rental losses, or reserves for bad debt or rental losses, (xviii) utility services to the extent paid for by Tenant directly to the utility provider, (xix) costs incurred by Landlord resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, representatives or contractors; and (xx) entertainment expenses.

In determining the amount of Operating Costs for any calendar year, if less than ninety-five percent (95%) of the Building shall have been occupied by tenants during such year, Operating Costs shall be increased to an amount equal to the Operating Costs which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) during the entire calendar year (as reasonably determined by Landlord). In this regard, the Operating Costs for the Base Year also shall be adjusted to reflect an average occupancy of ninety-five percent (95%) for the Base Year (unless the average occupancy of the Building was ninety-five percent (95%) or more for the Base Year, in which case it shall be unnecessary to adjust the Operating Costs for the Base Year).

ARTICLE XXIX
LANDLORD'S SERVICES

Section 29.01 Elevator Services.

Landlord shall provide passenger elevator service to the Premises 24 hours per day 7 days per week.

Commencing on the date Tenant shall occupy the Premises for the conduct of its business, there shall be one (1) freight elevator serving the Premises and the entire Building on call on a "first come, first served" basis on Business Days from 8:00 A.M. to 4:00 P.M.. If Tenant shall use the freight elevators serving the Premises between 4:00 P.M. to 8:00 A.M. on Business Days or at any time on any other days ("After Hours"), Tenant shall pay Landlord, as additional rent for such use, the standard rates then fixed by Landlord for the Building, or if no such rates are then fixed, at reasonable rates.

Landlord shall not be required to furnish any freight elevator services After Hours unless Landlord has received advance notice from Tenant requesting such services prior to noon of the day upon which such service is requested or by noon of the last preceding Business Day if such periods are to occur on a day other than a Business Day. Tenant shall be permitted to use the freight elevator subject to availability without charge for up to 24 hours in connection with its initial move in.

Section 29.02 Heating, Ventilation, and Air-conditioning (HVAC). Landlord shall provide HVAC to Tenant's Premises. Tenant shall, at Tenant's sole cost and expense, procure and maintain a contract, in customary form and substance, for and with a contractor specializing and experienced in the inspection, maintenance, and service of the HVAC unit and system for the Premises. For avoidance of doubt, Tenant's maintenance and repair obligations hereunder shall include replacement of the HVAC unit and system to the extent that the same becomes necessary during the Term of this Lease caused by Tenant. On or before the Commencement Date and the expiration of the term of any such contract, Tenant shall provide Landlord with a copy of the contract. The contract and contractor shall be subject to Landlord's approval. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain

the contract for the HVAC unit and system, and if Landlord so elects, Tenant shall reimburse Landlord, within ten (10) days following demand therefor, for the cost thereof as Additional Rent.

Section 29.03 Intentionally Omitted.

Section 29.04 Governmental Authority Requirements. If any Governmental Authority or quasi-governmental authority department or official, department or official of the state or city government shall require or recommend that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord, at Tenant's cost and expense, shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads, or other equipment.

Section 29.05 Water. At no cost to Tenant, Landlord shall provide to the Premises water for ordinary drinking, cleaning, and lavatory purposes. Tenant shall not be charged for water.

Section 29.06 Interruption of Services. Landlord reserves the right to stop service of the HVAC System or the elevator, electrical, plumbing, or other Building Systems when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment, or failure to supply HVAC, elevator, electrical, plumbing, or other Building Systems when prevented by Unavoidable Delays or by any Requirement of any Governmental Authority or due to the exercise of its right to stop service as provided in this ARTICLE XXIX. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

Notwithstanding anything in this Lease to the contrary, (a) if an interruption of service is the result of Landlord's gross negligence or willful misconduct, all rental shall be abated for each day of such interruption of service, and (b) if such interruption of service resulting from Landlord's gross negligence or will ful misconduct continues for fifteen (15) consecutive business days, regardless of the cause, all rental shall be abated for each day thereafter until all services are fully restored, and if such interruption of service continues for sixty (60) consecutive days, Tenant shall be entitled to terminate this lease effective as of the date such interruption of service began, and Tenant shall have no further liability hereunder. This Section shall not apply to interruptions due to necessary repairs and maintenance or any cause beyond Landlord's control.

Section 29.07 Signage. The installation of any signage by Tenant in shall be subject to Landlord's consent, which consent will not be unreasonably withheld, conditioned or delayed, applicable Requirements and Landlord's signage criteria for the Building. Tenant shall install and maintain any such signage at Tenant's sole cost and expense, other than the Directory Signage, as defined below. Landlord may require removal of any signage at the end of the Term (or earlier expiration of this Lease), and Tenant shall remove such signage and repair any damage caused by such removal to Landlord's reasonable satisfaction. Tenant shall be entitled to its proportionate share of lobby directory signage (the "Directory Signage"), which Landlord will install at Landlord's expense, if such directory exists. Tenant may install signage on its floor of the Building.

Section 29.08 Building Access. Subject to such security and procedures instituted by Landlord for access to the Building, Tenant shall have access to the Building 24 hours per day, 7 days per week, 365 days per year. Any keys provided to Tenant shall only be issued to individuals registered with the Landlord as occupants of the Premises. Any additional building card keys may be purchased by Tenant at Landlord's standard rates for the Building therefor.

ARTICLE XXX
SPRINKLERS

Anything elsewhere in this Lease to the contrary notwithstanding, if any bureau, department or official of the federal, state or city government, require or recommend the installation of a sprinkler or life safety system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler or life safety system in the Premises for any reason, or if any such sprinkler or life safety system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler or life safety system in the fire insurance rate set by any Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler or life safety system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord as additional rent (a) on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service and (b) within ten (10) days after receipt of a bill, Tenant's portion of any taxes, permit and inspection costs and other costs incurred by Landlord in connection with the maintenance, operation, testing and repair of the sprinkler or life safety system.

ARTICLE XXXI
VAULT SPACE

Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space, or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an **actual** or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE XXXII
SECURITY DEPOSIT

Section 32.01 Security Deposit. Tenant shall deposit with Landlord on the signing of this Lease the sum of $223,639.50. Provided Tenant has not defaulted in the payment of Rent or Additional rent during the first 24 months of the Lease Term, the Security Deposit shall be reduced by $37,273.25 on the 24 month anniversary of the Commencement Date so that Landlord will then be holding $186,366.25, and

Landlord shall return the amount of the reduction ($37,273.25) to Tenant within thirty (30) days following the 24 month anniversary of the Commencement Date. Provided Tenant has not defaulted in the payment of Rent or Additional rent during the first 36 months of the Lease Term, (a) the Security Deposit shall be reduced by $37,273.25 on the 36 month anniversary of the Commencement Date so that Landlord will then be holding $149,093.00 which shall remain as the Security Deposit for the balance of the Lease Term, and (b) Landlord shall return the amount of the reduction ($37,273.25) to Tenant within thirty (30) days following the 36 month anniversary of the Commencement Date.

Section 32.02 Application of the Security Deposit. If an Event of Default shall occur and be continuing, Landlord may apply the whole or any part of the security so deposited for payment and apply the whole or any part of the proceeds thereof, as the case may be toward:

(a) The payment of any Fixed Rent, Escalation Rent, or any other item of Rental as to which Tenant is in default.

(b) Any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease, including, without limitation, any damage, liability, or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Landlord.

(c) Any damage or deficiency incurred or suffered by Landlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord.

If Landlord applies any part of the security so deposited, as the case may be, Tenant, within two (2) business days following demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the Term.

Section 32.03 Transfer of the Security Deposit. In the event of a sale or leasing of the Real Property or the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the transfer to the vendee or lessee such security. Tenant shall look solely to the new landlord for the return of the security. The provisions hereof shall apply to every transfer or assignment of the security made to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

Section 32.04 Return of the Security Deposit. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the security shall be returned to Tenant within thirty (30) days following the Expiration Date and after delivery of possession of the Premises to Landlord.

ARTICLE XXXIII
CAPTIONS

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

ARTICLE XXXIV
PARTIES BOUND

The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, and subject to the terms and conditions of this Lease the permitted successors and permitted assigns.

ARTICLE XXXV
BROKER

Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than CBRE ("**Broker**"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold the other party harmless from and against any and all claims for commission, fee, or other compensation by any Person (other than Broker) who shall claim to have dealt with the other party in connection with this Lease and for any and all costs incurred by the other party in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall pay the Broker pursuant to a separate agreement. The provisions of this ARTICLE XXXV shall survive the Expiration Date.

ARTICLE XXXVI
INDEMNITY

Section 36.01 Indemnity. Tenant shall not intentionally do or permit any act or thing to be done upon the Premises which will subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall use commercially reasonable efforts to exercise such control over the Premises as to protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against: (i) all claims of whatever nature against the Indemnitees arising from any act, omission, or negligence of Tenant, its contractors, licensees, members, occupants, agents, servants, employees, invitees, or visitors; (ii) all claims against the Indemnitees arising from any accident, injury, or damage **whatsoever** caused to any person or to the property of any person and occurring during the Term in or about the Premises; (iii) all claims against the Indemnitees arising from any accident, injury, or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury, or damage results from the gross negligence or willful misconduct of Tenant or Tenant's contractors, licensees, members, occupants, agents, servants, or employees; and (iv) any breach, violation or non-performance of any covenant, condition, or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed, and performed beyond any applicable cure periods. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs, and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the

defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Further, in no event will Tenant be required to indemnify any of the Indemnitees for any claims of whatever nature arising in connection with the gross negligence or willful misconduct of Landlord or Landlord's contractors, licensees, members, occupants, agents, servants, or employees.

Landlord shall indemnify, defend and save Tenant harmless from and against all claims against Tenant caused by the gross negligence or willful misconduct of Landlord and its employees, agents and contractors.

Section 36.02 Indemnifying Party. If any claim, action, or proceeding is made or brought against Landlord, which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against pursuant to the terms of this Lease, then, upon demand by the Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action, or proceeding by such attorneys as the Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for the Tenant's insurer are hereby deemed approved for purposes of this Section 36.02. Notwithstanding the foregoing, Landlord may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Ten Thousand and 00/100 Dollars ($10,000.00) or more, and the Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this ARTICLE XXXVI shall survive the expiration or earlier termination of this Lease.

ARTICLE XXXVII
ADJACENT EXCAVATION SHORING

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant, upon reasonable advance notice, shall afford to the person causing or authorized to cause such excavation, a license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant shall continue to have access to the Premises and the Building.

ARTICLE XXXVIII
MISCELLANEOUS

Section 38.01 Delivery of Lease. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered a fully executed copy of this Lease to each other.

Section 38.02 Limitation of Landlord's Liability. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment, or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment, or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder. The partners, shareholders, directors, officers, and principals, direct and indirect, comprising Landlord (collectively, the "**Landlord Parties**")

shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Landlord Parties. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Landlord Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations. The partners, shareholders, directors, officers, and principals, direct and indirect, comprising Tenant shall not be liable for the performance of Tenant's obligations under this Lease.

Section 38.03 Rent Under the Bankruptcy Code. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent, or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 38.04 Survival. Tenant's liability for all items of Rental shall survive the Expiration Date.

Section 38.05 Intentionally deleted.

Section 38.06 No Recording. This Lease may not be recorded.

Section 38.07 Waiver of Claim for Landlord's Failure to Consent. Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction, or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding consent or approval shall be as provided in this Section 38.07.

Section 38.07 Intentionally deleted.

Section 38.08 Entire Agreement. This Lease, including all exhibits and schedules attached hereto, contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

Section 38.09 Tenant's Submission to Jurisdiction. Tenant hereby:

(a) irrevocably consents and submits to the jurisdiction of any Federal, state, county, or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease;

(b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by mailing of such process to Tenant at the address set forth herein and hereby irrevocably designates ____________ or other law firm located in New York, New York if disclosed to Landlord in writing (or if not so

located, then upon any member of the law firm of ______________________, or their successor, if so located in New York, New York, to accept service of any process on Tenant's behalf and hereby agrees that such service shall be deemed sufficient;

(c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings;

(d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and

(e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices given by Landlord and service of process under this Lease shall be the Premises. Notwithstanding the foregoing provisions of this Section 38.09, Tenant may, by written notice to Landlord, change the designated agent for acceptance of service of process to any other law firm located in the City of New York, County of New York and State of New York.

Section 38.10 Incorporation by Reference, Severability, Consents.

(a) All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

(b) If any term, covenant, condition, or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition, or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition, and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(c) All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

Section 38.11 OFAC. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity that is listed, on the list of Specially

Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business ("**OFAC List**"). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any legal request. Tenant shall indemnify and hold Landlord harmless from and against all losses, damages, liabilities, cost, and expenses (including, without limitation, reasonable attorneys' fees and expenses) that are incurred by Landlord and/or its affiliates that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from a misrepresentation made by Tenant hereunder or a breach of any covenant to be performed by Tenant hereunder.

Section 38.12 Rent Control. If at the commencement of, or at any time or times during the Term of this Lease, the Rental reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant other than incurring incidental attorneys' fees and expenses) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term: (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination; and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to: (i) the items of Rental which would have been paid pursuant to this Lease but for such legal rent restriction; less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

Section 38.13 Building Security. Landlord shall not be responsible for damage or loss to Tenant's property due to criminal activity unless due to the gross negligence or willful misconduct of Landlord or its contractors, employees or agents.

ARTICLE XXXIX
TAX AND ENERGY INCENTIVE PROGRAMS

Landlord hereby notifies Tenant that Landlord has or intends to avail itself of certain abatements of Taxes under the Industrial and Commercial Abatement Program ("ICAP") in connection with the renovation of the Building.

Tenant agrees that it will reasonably cooperate with Landlord in connection with such application and subsequent compliance required to maintain ICAP benefits, at no cost to Tenant. Such cooperation shall include, but not be limited to the following: (A) Tenant shall not apply for ICAP on its own or apply for or any other real estate tax benefit without Landlord's written permission; and (B) at least 30 days prior to the date prescribed by law or rule (currently January 5 in every other year) for submission of a Certificate of Continuing Use to DOF, Tenant shall provide Landlord with the number of employees working on the Premises and the number who are residents of New York City.

In addition to the general requirement to cooperate, if Landlord notifies Tenant that a permitted Alteration shall be included in the scope of the ICAP application, including any amendment thereto, Tenant, at Landlord's reasonable cost and expense with respect to actual and reasonable third-party costs and expenses incurred by Tenant in connection herewith, comply with all laws, rules, executive orders, and requirements of New York City government departments relating to ICAP within the time limits prescribed by law or rule, including, but not limited to, the filing requirements of the Department of Finance ("DOF") and the Department of Small Business Services ("DSBS") as they may be modified from time to time ("ICAP Construction Requirements"). Tenant acknowledges that timely compliance with the ICAP Construction Requirements may require actions prior to the issuance of any building permit, solicitation of bids for construction work or commencement of construction of Alterations. Where compliance with the ICAP Construction Requirements involves submission of a document to Landlord for transmission to DOF, Tenants shall provide such document not less than 15 days prior to the date that submission to DOF is required or if sooner requested by Landlord, within 15 days of such request. Tenant shall comply and cause all of its construction managers, contractors and subcontractors employed in connection with Alterations to be contractually required by Tenant to comply with all ICAP Construction Requirements, including requirements relating to solicitation of bids from Minority and Women Owned Enterprises ("M/WBE") and shall enforce such contractual obligation as necessary to assure timely compliance. Such requirements may include, but are not limited to the submission and approval of Construction Employment Reports to DSBS, attendance at a pre-construction conference with representatives of DSBS, notifying DSBS of subcontracting opportunities in connection with Tenant's Alterations, solicitation of three M/WBE firms for each contracting and subcontracting opportunity (including contracts for a General Contractor or Construction Manager), maintenance of records of such solicitations, the responses thereto and action taken on bids received, timely response to requests for information from DSBS, and certification of compliance with the M/WBE requirements. To the extent required by the ICAP Construction Requirements, and without limiting the generality of the agreement to comply with the ICAP Construction Requirements, Tenant may be required to (A) permit inspection of the Premises by DOF or DSBS employees or agents upon reasonable notice; (B) provide and update a list of all construction contracts and subcontracts signed in connection with the Alterations, identifying the trade, the name and address of the contractor or subcontractor and the amount of the contract, including any change orders; (C) direct its architect or engineer to prepare a narrative description of the project and a construction budget and to prepare revised project descriptions and budgets if there are material changes in the scope of the Alterations, (D) within 30 days of substantial completion of the Alterations, obtain a certification by its architect or engineer that the project so described has been substantially completed; and (E) submit the actual costs of construction to audit by a certified public accountant. Tenant shall retain all records relating to the Alteration and the constructions costs and promptly respond to requests for information from DOF. The foregoing provisions relating to ICAP Construction Requirements shall not limit any responsibilities of the Tenant in respect to Alterations provided by any other provision of this Lease.

The foregoing provisions relating to ICAP shall not reduce Taxes or Expenses made an obligation of the Tenant by any other provision of this Lease.

ARTICLE XL
CABLE AND TELECOMMUNICATIONS SERVICE

As of the date of this Lease, the Building is currently serviced by: Pilot Fiber, Century Link, Verizon and Spectrum. Subject to the terms and conditions of the Lease, and at no additional cost or expense to the Landlord, one of the current providers or another provided selected by Tenant and approved by Landlord for Tenant's telecommunications services shall be permitted access to the Buildings riser system or alternative space in the Building (which alternative space shall be reasonably acceptable to Tenant and its telecommunications provider) for the installation of telecommunications cabling and other equipment, and, in order to install, maintain, operate and remove telecommunications cabling or other equipment to the Premises. Landlord shall allow reasonable access to the Building (including the Buildings riser system to other telecommunications carriers requested by Tenant for the installation of telecommunications service, at no additional cost to Landlord. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the Lines) at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, which such consent shall not be unreasonably withheld, and use an experienced and qualified contractor approved in writing by Landlord, which approval shall not be unreasonably withheld, and comply with all of the other provisions of the Lease, (b) any such installation, maintenance, replacement, removal or use shall be coordinated with any riser management company designated by Landlord and shall comply with all Requirements and good work practices, and shall not interfere with the use of any then existing Lines at the Building, (c) an acceptable number of spare lines and space for additional lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's sole and absolute discretion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new lines, Landlord may require that Tenant remove existing lines located in or serving the Premises and installed by or on behalf of Tenant, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith; provided, however that no fee will be due from Tenant to Landlord in connection with Tenant's exercise of its rights under this Article XL. Landlord reserves the right to require that Tenant remove any lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Requirements within ten (10) days after demand.

ARTICLE XLI
EXTENSION TERM

Section 41.01 Tenant's Extension Option. Tenant shall have the option (the "**Extension Option**") to extend the term of this Lease for one (1) additional period of five (5) years (the "**Extension Term**"), which Extension Term shall commence on the date immediately succeeding the Fixed Expiration Date, provided that:

(a) This Lease shall not have been previously terminated.

(b) No Event of Default shall have occurred and be continuing (i) on the date Tenant gives Landlord written notice (the "**Extension Notice**") of Tenant's election to exercise the Extension Option; and (ii) on the Fixed Expiration Date.

(c) Tenant shall occupy at One Hundred percent (100%) of the Premises for the conduct of its business on the date the Extension Notice is given and on the first (1st) day of the Extension Term.

Such Extension Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Extension Notice to Landlord at least twelve (12) months prior to the Fixed Expiration Date. Time is of the essence with respect to the giving of the Extension Notice. Upon the giving of the Extension Notice Tenant shall have no further right or option to extend or renew the Term.

Section 41.02 The Extension Term. If Tenant exercises the Extension Option, the Extension Term shall be upon the same terms, covenants, and conditions as those contained in this Lease, except that:

(a) The Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to Section 41.03 hereof.

(b) Tenant shall not be entitled to any further credit against the Fixed Rent pursuant to Section 2.04.

(c) The provisions of Section 41.01 relative to Tenant's right to Extend the Term of this Lease shall not be applicable during the Extension Term.

Section 41.03 Determining the Rent for the Extension Term. For the Extension Term, the Fixed Rent shall be determined pursuant to this Section 41.03.

(a) for the first year of the Extension Term, the Fixed Rent shall be 95% of the then fair market value ("FMV") for the rental of the Demised Premises for the prevailing six (6) months prior to commencement. Each year after the first year of the Extension Term the Fixed Rent shall increase by 2.5% over the prior year.

(b) The FMV shall be determined as follows: Owner shall make the initial determination of the annual Fair Market Rent (as such term is defined below). Owner shall notify Tenant in writing (the "FMR Notice") of Owner's determination of the Fair Market Rent within thirty (30) days following receipt of Tenant's renewal notice. Tenant shall notify Owner in writing within fifteen (15) days of its receipt of Owner's FMR Notice whether or not it accepts Owner's determination of Fair Market Rent. If Tenant accepts Owner's determination, the Fair Market Rent shall be final and binding and Owner shall prepare an amendment to the Lease that amends the base rent to reflect the new Fair Market Rent. Tenant's failure to respond to Owner's FMR Notice within the fifteen (15) day period shall be deemed an acceptance by Tenant of Owner's determination of FMR. If Tenant delivers written notice ("Tenant's Rejection Notice") to Owner within the fifteen (15) day period rejecting Owner's determination of Fair Market Rent, the parties agree to negotiate their differences in good faith within Ten (10) days (the "FMR Negotiation Period") following Owner's receipt of Tenant's Rejection Notice. If the parties fail to agree on a

Fair Market Rent within the FMR Negotiation Period, then the parties agree to obtain an appraisal to determine the Fair Market Rent in accordance with the terms and conditions contained below.

(c) Owner and Tenant each shall, within twenty (20) days following the expiration of the FMR Negotiation Period, select an appraiser. Owner's appraiser and Tenant's appraiser shall then, within twenty (20) days following their appointment, designate a third appraiser. If the two appraisers cannot agree on the third appraiser within the twenty (20) day period, Owner and Tenant shall promptly make application to a court of competent jurisdiction seated in the county in which the Premises is located, to name the third appraiser. Each of the three appraisers shall: (i) be MAI certified by the Appraisal Institute/a member of the American Institute of Real Estate Appraisers or comparable organization; (ii) be licensed in the State of New York; and (iii) have a minimum of ten (10) years' experience in the business of appraising or managing commercial real estate or acting as a commercial real estate broker or agent in the City of New York, State of New York.

(d) Within twenty (20) days after his/her appointment, the third appraiser acting as an expert and not as an arbitrator, shall choose either the appraised value, made by either the Owner's appraiser or Tenant's appraiser or such amount the third appraiser shall determine if such amount falls in between the Owner and Tenant's respective appraisers. In any litigation between the parties in which the determination of the appraiser is at issue, the determination shall be final and binding on the parties.

(e) For the purposes of this Section 40, the term "Fair Market Rent" shall mean the rent paid by commercial tenants in the City of New York, State of New York for comparable space, taking into account: (i) the transaction is an "arm's length" transaction; (ii) the value of the property and the improvements located on the land; and (iii) the value is determined at the Premises' highest and best use.

(f) Owner and Tenant shall each be responsible for the costs of expenses of their own appraisers and shall each be responsible for one-half of the costs and expenses incurred by the third appraiser.

(g) Except as otherwise provided above, Tenant's occupancy of the Demised Premises during the Extension Term, shall be on the same terms and conditions as are in effect immediately prior to the expiration of the immediately preceding term of this Lease, provided, however, Tenant shall have no further right to extend the term of this Lease pursuant to this Article beyond the Second Extension Term. In addition, Tenant shall accept possession of the Demised Premises, the Building and all Building systems in their then "as-is" physical condition on commencement date of the applicable Extension Term, it being understood and agreed that Owner shall not be obligated to make any improvements in order to make the Demised Premises suitable and ready for continued occupancy and use by Tenant during the Extension Term.

ARTICLE XLII
TENANT'S TERMINATION

Section 42.01 Tenant's Termination Option. Provided Tenant is not in default under the terms of the Lease, Tenant shall have the one-time right to terminate this Lease on the 5th anniversary of the

Rent Commencement Date exercisable by delivering written notice to Landlord not less than twelve (12) months prior to the fifth (5th) anniversary of the Rent Commencement Date ("Termination Notice") along with a termination fee in the amount of the sum of the unamortized transaction costs, including, but not limited to, the tenant improvement allowance (if any), cost of build-out work for the Demised Premises performed by Landlord, leasing commissions, legal fees and free rent based on a straight-line amortization over the Lease Term ("Termination Fee"). Time shall be off the essence with respect to delivery of the Termination Notice and Termination Fee. If Tenant timely serves the Termination Notice, Tenant shall continue to meet all of Tenant's obligations under the Lease through the twelve (12) month period following the Termination Notice and shall return the Premises to Landlord in the condition required by the Lease as if the Lease had expired by its terms. If Tenant fails to timely serve the Termination Notice, the This termination option is waived. In the event Tenant defaults during said twelve (12) month notice Period, the termination shall be deemed void and Tenant shall remain liable for the full term of the Lease as if Tenant did not serve the Termination Notice.

ARTICLE XLIII
LANDLORD'S WORK

Landlord shall perform, or cause the performance of, Landlord's Work in accordance with the terms of Exhibit C hereof following the mutual execution and delivery of this Lease.

Landlord shall at its sole cost and expense, perform, or cause the performance of, work and alterations in and to the Premises to prepare the same for Tenant's initial occupancy thereof (intended to be a turn-key build out) in accordance with the provisions of the Preliminary Plan and the Building Standard Finishes as set forth on Exhibit C. Landlord will commence the performance of Landlord's Work following the mutual execution and delivery of this Lease and shall perform Landlord's Work in a good and workmanlike manner consistent with the standards applicable to the Building. Landlord's Work shall expressly exclude Tenant's Initial Alterations including, without limitation, Alterations in connection with the installation of Tenant's computer systems, all data and telecommunication wiring, any supplemental HVAC, additional rooms not set forth on the Preliminary Plan, furniture and furniture systems, office equipment (e.g. copiers), security systems and similar items. At least ten (10) Business Days prior to the date Landlord anticipates delivering possession of the Premises to Tenant with Landlord's Work Substantially Complete, Landlord shall notify Tenant thereof so that Landlord and Tenant may schedule a mutually convenient time for the parties hereto to jointly inspect Landlord's Work to confirm that Substantial Completion thereof has occurred (which inspection shall occur within said ten (10) Business Day period), at which time Tenant shall prepare and submit to Landlord a list of Punch List Items to be completed. Landlord shall diligently complete the Punch List Items after the Commencement Date.

Notwithstanding the foregoing, Tenant shall pay all hard and soft costs of Landlord's Work related to the design and/or construction of above Building Standard Finishes including, without limitation, requested Change Orders, as hereinafter defined, provided that Tenant approves such costs prior to the completion of such Landlord's Work (collectively, the "Above Standard Costs"). Tenant shall have the right to make changes to Landlord's Work, subject to Landlord's prior written approval thereof, which approval will not be unreasonably withheld, conditioned or delayed. If Tenant desires any above Building Standard Finishes and/or changes to Landlord's Work, Tenant shall request same in a written notice to Landlord (a requested "Change Order"). Promptly following Landlord's receipt of a Change Order request from Tenant, Landlord shall notify Tenant of the estimated Tenant Delay that the performance of

same may entail, if any, and the estimated Above Standard Costs that Landlord will incur in connection with the performance of such Change Order at Landlord's actual cost. [NOTE: Per the LOI, no plan review or supervisory fees will be assessed on Landlord's Work.] Within five (5) Business Days following Landlord's notice pursuant to the preceding sentence, Tenant shall notify Landlord (a "Change Order Notice") if Tenant wants Landlord to proceed with the Change Order, and if so, Tenant shall pay Landlord the Above Standard Costs therefor within said five (5) Business Day period, which Above Standard Costs shall constitute Additional Rent payable hereunder. If Tenant fails to send a Change Order Notice strictly within the time period set forth above, or if Tenant elects that Landlord not perform any Change Order, Landlord shall have no obligation to perform the applicable Change Order as part of Landlord's Work or otherwise. Time shall be of the essence with respect to Tenant's obligations hereunder.

Upon notice from Landlord prior to the Commencement Date, Tenant and its agents shall be allowed access to the Premises solely for purposes of installing Tenant's cabling and wiring, audio visual equipment, security system and furniture as part of Tenant's Initial Alteration, provided and upon the condition that: (a) Tenant shall coordinate the scheduling of such access with Landlord in advance (the scheduling of such access shall be subject to the performance and priority of Landlord's Work and other work and alterations in the Building as determined by Landlord in its reasonable discretion), (b) such access shall not interfere with in any way or delay the performance by Landlord of Landlord's Work or other work and alterations in the Building as determined by Landlord, and (c) such occupancy shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, other than the obligation to pay Fixed Rent. In the event Landlord, in its reasonable discretion, determines that the performance by Tenant or any of its agents of any Tenant's Initial Alteration is impeding or impairing in any way the performance of Landlord's Work, then, upon notice to Tenant, Tenant shall cease or cause the cessation of all such work until the receipt of notification from Landlord that Tenant may once again enter the Premises in order to perform Tenant's Initial Alteration. In the event Tenant or Tenant's contractor shall enter upon the Premises or any other part of the Building, as may be above permitted by Landlord, Tenant agrees to indemnify and save Landlord harmless from and against any and all loss, liability, damage, cost and expense, including without limitation, reasonable attorney's fees and disbursements, arising from or claimed to arise from (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or the Building with Tenant's permission, (ii) the performance of Tenant's Initial Alteration, or (iii) any other reason whatsoever arising out of said entry upon the Premises or the Building.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

192 Lexington Avenue LLC

By:____________________________
Name:
Title:

Wilhelmina International, Ltd.

By: [signature]
Name: James McCarthy
Title: CFO

Fed. Id. No.:
13 2584417

4826-5332-7570 v2
4889-8433-4361v.10

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

192 Lexington Avenue LLC

By:______________________________
Name: JUSTIN GORJIAN
Title: AUTHORIZED SIGNATORY

Wilhelmina International, Ltd.

By:______________________________
Name:
Title:

Fed. Id. No.:

____

EXHIBIT A

PREMISES

[DESCRIPTION OF PREMISES / FLOOR PLAN]



EAST 32ND STREET
ROOF OF 12TH FLOOR BELOW
STOR. ROOM
SPORT/ FITNESS [4]
WOMENS DEPARTMENT [12]
MENS DEPARTMENT [6]
PHOTO STUDIO
BISTRO
PHONE/ QUIET ROOM
ART DEPARTMENT [2]
PLOTTER
MEETING RM. [6]
WORK LOUNGE
IT ROOM
RECEPTION
ACCOUNTING
APATURE [8]
LEXINGTON AVENUE
15TH FLOOR
192 LEXINGTON AVENUE

DEPARTMENTS	
WOMENS	12pp
MENS	6pp
ACCOUNTING	4pp
SPORT / FITNESS	4pp
PHOTO STUDIO	6pp
ART DEPARTMENT	2pp
APATURE	6pp
TOTAL	40

LEGEND	
RECEPTION	1
MEETING ROOM (6)	1
PHONE ROOM	1
WORK LOUNGE	1
BISTRO	1
IT	1
STORAGE RM. / CLOSET	3

ALL AREAS AND DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO CHANGE PENDING FIELD VERIFICATION.

GORJIAN
REAL ESTATE GROUP

192 LEXINGTON AVENUE
NEW YORK, NY

NO.	DATE	ISSUED / REVISED
1	3/11/22	REVIEW

DPM
DPM ARCHITECTURE P.C.

DRAWING TITLE:
15TH FLOOR
TEST FIT

04.12.22

SEAL

PROJ. NO. 22-16 A

CHECKED BY: ME
DRAWN BY: RA
SCALE: 1/8"=1'-0"

TF-4.15

EXHIBIT B

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees, guests, customers and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities, furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. The reasonable cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

3. The Landlord may refuse admission to the Building at any time to any person not having a pass issued by the Landlord and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building during and after ordinary business hours, subject to the reasonable requirements of Landlord. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Tenant shall obtain identification cards to be issued by Landlord for each employee and shall pay the Landlord's Building standard charge therefor. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

4. No tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such

services by persons authorized by the Landlord are comparable to the industry charge. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

5. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises.

6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each tenant's premises if operable shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

8. No noise, including the playing of any musical instruments, radio or television, which, in the reasonable judgment of the Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would unreasonably impair or interfere with any of the Building services or the proper and economic heating or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant.

9. Intentionally deleted.

10. No acids, vapor or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of the Landlord, which will not be unreasonably withheld. Tenant shall not affix or permit to be affixed anything to any interior or exterior surface of any window, such as a logo, sign, film, sticker, poster, photo or post-it. Neither shall Tenant allow to be displayed in its premises, where visible from outside its premises, any sign, display, poster, or logo that in the reasonable judgment of Landlord is inconsistent with the Class A character of the Building. In the event of the violation of the

foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each tenant by Landlord at the expense of such tenant, (the charge not to exceed that which a reputable outside contractor would charge), and shall be of a size, color and style reasonably acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. No additional locks or belts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

13. No tenant shall mark, drill into or in any way deface any part of the Building or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which will not be unreasonably withheld or delayed, and as Landlord may reasonably direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

14. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

16. The requirements of tenants will be attended only upon application at the office of the Building. Employees of Landlord shall not perform any Work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises to the extent that such services are provided under or required pursuant to tenant's lease.

18. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

19. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

20. No bicycle or other vehicle and no animals shall be allowed in the showrooms, offices, halls, corridors or any other parts of the Building.

21. Tenant shall not, without Landlord's prior written consent, install or operate any heating device, refrigerating or air conditioning equipment, steam or internal combustion engine, boiler, stove, machinery or mechanical devices upon the premises or carry on any mechanical or manufacturing business thereon, or use or permit to be brought into the Building flammable fluids such as gasoline, kerosene, benzene or naphtha or use any illumination other than electric lights. All equipment, fixtures, lamps and bulbs shall be compatible with, and not exceed the capacity of the Building's electric system. No explosives, firearms, radioactive or toxic or hazardous substances or materials, or other articles deemed hazardous to life, limb or property shall be brought into the Building or the Premises.

22. Tenant, its customers, invitees, licensees, agents, servants, employees and guests shall not encumber or obstruct sidewalks, entrances, passages, courts, vestibules, halls, elevators, stairways or other common areas in or about the Building.

23. Tenant shall not allow anything to be placed against or near the glass in the partitions between the premises and the halls or corridors of the Building which shall diminish the light in the halls or corridors.

24. Upon termination of this Lease, Tenant shall surrender all keys of the premises and of the Building and give to Landlord the explanation of the combination of all locks on safes or vault doors in the Premises.

25. Tenant shall provide the Building Manager with keys to all locks on any doors of the premises. The Building Manager shall be allowed admittance to the premises in the event of any emergency, fire or other casualty that may arise in other appropriate instances.

26. Unless otherwise advised by Landlord, neither Tenant nor its employees shall undertake to regulate the radiator controls or thermostats. Tenant shall report to the office of the Building whenever such thermostats or radiator controls are not working properly or satisfactorily.

27. All window treatments that are visible from the street shall be subject to Landlord's approval.

28. Tenant assumes full responsibility for protecting its space from weather, theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the premises closed and secured.

29. Tenant shall not sell food of any kind or cook in the Building. Tenant may serve complimentary foods to its guests provided that it shall first comply with all Legal Requirements.

30. Water in the premises shall not be wasted by Tenant or its employees by tying or wedging back the faucets of the washbowls or otherwise.

31. All messengers shall be required to sign in and obtain a pass from either the front desk or the elevator starters. Contractors and other workmen shall use only the freight elevators for all movement within the Building.

32. Landlord reserves the right at any time, to install a message/package center in an area in the Building designated by Landlord and reasonably accessible to and for the common use of the tenants, and tenants shall comply with the procedures for the same set forth by the Landlord.

33. No tenant shall allow or suffer any person whom it invites onto its premises to "Solicit" in any other premises in the Building unless such person has been expressly invited onto such other premises by its tenant for such purpose prior to the person's entry into the Building. To "Solicit" means to enter any other premises in the Building for the purpose of soliciting business, advertising its goods or services or the goods or services of others, handing out cards, flyers or other materials, or selling or otherwise providing any goods or services. Tenant shall be deemed to have invited the person onto its premises for the purposes of this rule if the tenant has authorized the entry of such person into the Building. If any person whom a tenant invites onto its premises Solicits in any other premises, the tenant shall be deemed in breach of this rule.

EXHIBIT C

LANDLORD'S WORK

Unless otherwise provided below, Landlord shall, at Landlord's expense, undertake the work enumerated below ("Landlord's Work") to prepare the Premises for Tenant's initial occupancy thereof.

Landlord shall perform certain work in the Premises (unless otherwise specifically provided herein), as more particularly shown on the Preliminary Plan and in accordance with the Building Standard Finishes, which work shall be of material, manufacture, design, capacity, quality, finish and color of the standard adopted by Landlord for the Building and, where quantities are specified, such quantities shall include any existing installations to the extent usable and used in the performance of such work.

Notwithstanding anything to the contrary contained herein, the furniture, fixtures and equipment shown on the Preliminary Plan annexed hereto is reflected for informational purposes only; it being agreed that Landlord shall have no obligation to furnish and install any of same

Tenant hereby acknowledges that it may be necessary to perform a portion of Landlord's Work simultaneously with, or following, the Initial Alterations by Tenant. In such event, the parties shall work in good faith to sequence Landlord's Work and the Initial Alterations in a manner that does not cause unreasonable delay or interference with the completion of Landlord's Work.

In addition to the foregoing, Tenant hereby acknowledges that in the event of Tenant Delay, Landlord's Work shall be deemed to be substantially completed on the date that it would have been substantially completed but for Tenant Delay, and the Commencement Date shall be deemed to be the date that Landlord's Work would have been substantially completed but for Tenant Delay. As used herein, "Tenant Delay" shall mean any delay or delays in the substantial completion of Landlord's Work as a result of any one or more of the following:

(i) Tenant's failure to furnish, approve or authorize any drawings or plans in accordance with this Landlord's Work exhibit or, if no time frame is specified, within five (5) business days following Landlord's request therefor (which may be oral).

(ii) Tenant's delay or failure in submitting to Landlord any information, authorization or approvals in accordance with this Landlord's Work exhibit or, if no time frame is specified, within five (5) business days following Landlord's request therefor (which may be oral), including, without limitation, any information required to prepare plans;

(iii) Changes in or additions to plans as requested by Tenant that materially increase the amount of time to perform the Landlord's Work provided that Tenant is notified of the number of Tenant Delay days at the time such request is made (notwithstanding Landlord's approval of such changes);

(iv) Tenant's request for materials, components, finishes or improvements other than Landlord's Building Standard Finishes that materially increase the amount of time to perform the Landlord's Work, provided that Tenant is notified of the number of Tenant Delay days at the time such request is made.

(v) Tenant's failure to pay, when due, any amounts required to be paid by Tenant pursuant hereto;

(vi) Tenant's failure to comply with all federal, state or local laws or regulations, including, without limitation, all codes and ordinances;

(vii) Tenant's request for additional bidding or rebidding of the cost of all or a portion of the Landlord's Work;

(viii) Postponements requested by Tenant to Landlord's Work;

(ix) Any errors in plans or other documents caused by Tenant, or its employees or agents which materially increase the amount of time to perform the Landlord's Work.

Landlord's Work shall be as set forth the Landlord Work Exhibit annexed hereto.

LANDLORD'S WORK EXHIBIT

192 Lexington Avenue

Building Standard Finishes

1. Rooms
   - Landlord to provide rooms as per the attached plans.

2. Columns
   - Seven (7) columns to be stripped and fireproofed with intumescent paint (similar in location, size, and design to the ones built on the 14th floor)

3. Glass Partitions
   - Conference Rooms, offices, and 1 entrance door to match newly installed glass partitions on 14th floor (manufactured by Seoul Glass).

4. Ceilings
   - All ceilings to be exposed, plastered, and painted with similar colors/finish as 14th floor.
   - Bathrooms to have drop tiled ceiling

5. Electrical Lighting, Power and Communication
   - Lighting for the entire floor to substantially match lighting installed on 14th floor (manufactured by i-Luminosity).
   - Convenience outlets are provided throughout the perimeter, as per code.
   - Each conference rooms shall be provided with a centrally located floor mounted electrical power box (trenched) inside the floor, together with and empty data box and conduit run from the floor to a location behind the TV.
   - Data cabling, AV cabling, Security equipment, and IT equipment is not provided by the landlord and is intended to be procured and installed by the tenant's vendor.

6. Flooring
   - All floors to be polished concrete, finished to substantially match 14th floor.

7. Wall Finishes
   - All exposed walls to have two coats of paint over primer.

8. Millwork
   - Plastic laminate upper and base cabinet at pantry matching 14th floor.
   - Solid Surface countertop at pantry and island matching 14th floor.

9. Pantry Appliances
   - Full height refrigerator/freezer, dishwasher, and built- in microwave to match 14th floor.

10. Furniture

- All furniture and office equipment shall be provided and installed by the tenant or tenant's vendor.

11. Plumbing
    - All plumbing fixtures in bathrooms, ADA bathroom, and pantry to match those installed on 14th floor.

12. HVAC
    - Landlord shall deliver a Tenant controlled HVAC unit exclusively serving the Premises in good working order. Tenant shall be required to maintain a service contract and be responsible for the maintenance and repair of said unit(s).

13. Fire Alarm
    - Emergency exit lighting is provided as required by code.
    - Pull stations, fire warden station, smoke detectors, strobes and horns are provided in accordance with the building code.
    - Connection to base building Class E Fire Alarm System is provided per code.

14. Fire Protection (Sprinkler System)
    - Sprinkler System is designed in accordance with the building code.

15. Bathrooms
    - Building standard men's and women's restrooms
    - One building standard ADA compliant unisex restroom
    - All tilework to match 14th floor (supplied by Florim).

EXHIBIT D

CLEANING SPECIFICATIONS

CLEANING SPECIFICATIONS

192 Lexington Avenue

Nightly Services (5 nights per week)

OFFICE AREAS:

- Empty all waste receptacles. Clean when needed. Remove material to designated areas.
- Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, hallways and corridors with the exception of individual offices (see Weekly). Spot vacuum/clean all others areas as needed.
- Wash and sanitize all drinking fountains.
- Arrange chairs at desk and conference room tables and turn off lights.
- Clean conference room tables and remove any remaining food items.

BATHROOMS:

- Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.
- Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.
- Wash both sides of all toilet seats with soap and/or disinfectant.
- Clean flushometers, piping, toilet seat hinges, and other metal.
- Empty, clean, and damp wipe all waste receptacles.
- Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.
- Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.
- Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).
- Replace trash liner.

Weekly Services

- Remove recycling material from centrally located container when container is full.
- Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.
- Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops (DO NOT MOVE PAPERS).

- Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.
- Damp wipe and polish all glass furniture tops.
- Damp mop hard surfaced floors and/or uncarpeted surface floors.
- Sweep uncarpeted floors employing dust control techniques.
- Damp mop spillage in uncarpeted office areas.
- Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks.

EXHIBIT E

FORM SNDA

THIS INSTRUMENT PREPARED BY
ANDAFTER RECORDING RETURN TO:

POLSINELLI
900 W 48th Place, Suite 900
Kansas City, MO 64112
Attention: ______________________

Loan No. ______________

SPACE ABOVE LINE RESERVED FOR RECORDER'S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the "**Agreement**") is made as of ______________, 20___ by and among ________________, a [individual] [name of state] [corporation] [limited partnership] [limited liability company] ("**Tenant**"), ____________________, a [name of state] [corporation] [limited partnership] [limited liability company] ("**Borrower**"), and ___________ [Name of the Trust], its successors and/or assigns (hereinafter "**Lender**").

Recitals

A. Borrower is the owner in fee simple of the real property described in Exhibit A attached hereto, together with the improvements thereon (individually and collectively, the "**Property**").

B Tenant is the tenant under a lease dated ____, ___ (the "**Lease**") by and between Tenant, as lessee, and Borrower, as lessor, for certain premises (the "**Premises**") located on the Property.

B. Lender is the owner and holder of a $__________________ loan (the "**Loan**") originally made by ______________, a _____________ (the "**Original Lender**"), to Borrower, which is evidenced by a Promissory Note made payable by Borrower to the order of Original Lender (the "**Note**") and secured in part by a first deed of trust, mortgage, or deed to secure debt (the "**Security Instrument**"). The Security Instrument, the Note and all other documents and instruments evidencing and/or securing the Note or now or hereafter executed by Borrower or others in connection with or related to the Loan including any assignments of leases and rents, other assignments, security agreements, financing statements, guarantees, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the "**Loan Documents**".

C. Lender, Borrower and Tenant desire to enter into this Agreement to establish certain rights, safeguards and obligations with respect to their interests and provide further for various contingencies as hereinafter set forth.

Agreement

In consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree and covenant as follows:

1. **Warranties and Representations**. Tenant represents and warrants to Lender that (a) the Lease is in full force and effect, (b) Tenant is not in default thereunder, past any permitted grace or cure period in the Lease, (c) Borrower is not in default thereunder, past any permitted grace or cure period in the Lease, and (d) Tenant has not previously subordinated the Lease to any other security instrument or lien on the Property.

2. **Subordination**. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby subordinates the Lease, and all of the terms, covenants and provisions thereof and all of Tenant's right, title and interest in and to the Lease and the leasehold estate created thereby, to the Security Instrument and the liens thereof (including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof) and the liens, terms, covenants, provisions and conditions thereof and to all present or future advances under the obligations secured thereby. The interests subordinated hereby include without limitation any and all provisions of the Lease, including any extension or renewal rights, options to purchase, rights of first refusal, and other such rights.

3. **Non-Disturbance**. Notwithstanding Section 2 above, Lender agrees that, so long as (i) the Lease remains in full force and effect (including the duration of any properly exercised extension or renewal provisions therein), (ii) Tenant is not in default under the Lease, beyond any cure period provided therein, and (iii) Tenant is not in default under this Agreement, then:

(a) Lender shall not diminish or interfere with Tenant's possession of the Premises, and Tenant's rights and privileges under the Lease shall not be diminished or be the subject of any interference by Lender; and

(b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would terminate or extinguish the Lease or Tenant's leasehold interest in and estate under the Lease.

Notwithstanding the foregoing provisions, Lender may name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument if under the laws of the State where the Property is located it is procedurally necessary or desirable to do so, but in such event (and provided that the conditions described in clauses (i), (ii) and (iii) above are then satisfied) Lender shall in no way diminish or otherwise affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

4. **Attornment to Lender; Payment of Rent to Lender in Event of Default**. Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been

assigned by Borrower to Lender as security for the Loan. Tenant agrees that if Borrower is in default under the Security Instrument or any other Loan Documents after Lender gives notice to Tenant (in the manner hereinafter provided) respecting such default, Tenant shall be deemed to have attorned to Lender as its new landlord under the Lease, and Tenant shall thereafter pay directly to Lender all rentals and all other payments to be made by Tenant under the Lease. Such payments will be made regardless of any right or setoff, counterclaim or other defense which Tenant may have against Borrower, whether as tenant under the Lease or otherwise. No proof of default shall be required and Tenant shall have no obligation or right to inquire whether any default has actually occurred or is existing. Borrower irrevocably authorizes Tenant to rely upon and comply with any notice or demand by Lender of any rental or other amounts that may be or become due under the Lease, or for the performance of any obligations under the Lease. Borrower irrevocably agrees that Tenant shall not be liable to Borrower, or any Person (as hereinafter defined) claiming under Borrower, for making any payment or rendering any performance to Lender. By its execution of this Agreement, Borrower irrevocably makes and delivers the above instructions.

5. Attornment to Subsequent Owners.

(a) If Lender or its nominee or designee succeeds to the rights of Borrower under the Lease through a foreclosure action (whether by power of sale or by judicial action), delivery of a deed in lieu of foreclosure or otherwise, or if another Person or entity purchases the Property upon or following designee, or such purchaser (hereinafter collectively the "**New Landlord**"), Tenant shall attorn to and recognize New Landlord as Tenant's landlord under the Lease. Tenant's obligation to attorn to New Landlord shall be self-operative and not require any further writing or action by any party; however, Tenant shall promptly execute and deliver any instrument that New Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the New Landlord and Tenant upon all terms, conditions, and covenants as are set forth in the Lease.

(b) Notwithstanding anything to the contrary contained in this Agreement, upon a Succession (defined below) New Landlord shall not in any event be liable for any of the following:

(i) any previous act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Borrower) or any other Person or party in connection with the Lease or any obligations accruing prior to a Succession;

(ii) any setoff, offset, abatement, defense, claim, or counterclaim which has previously accrued to Tenant against any previous landlord (including Borrower), or any other Person or party in connection with the Lease prior to a Succession;

(iii) the performance or observance of any amendment or modification to the Lease or any assignment of the Lease or sublease of the Premises (other

than pursuant to the provisions of the Lease) made without the prior written consent of Lender;

(iv) any prepayment of rent, additional rent, or other payments, for more than one (1) month which Tenant might have paid any prior landlord (including Borrower) or any other Person or party in connection with the Lease;

(v) the return of any security deposit or other deposit made under the Lease, unless the deposit has been paid to New Landlord;

(vi) any obligation to make, pay for, perform, or reimburse any person, for any repairs, replacements, improvements, demolition, damages, construction, allowances, or other costs and expenses under the Lease or in connection with the Lease, whether in connection with any tenant improvement allowance, warranty or otherwise;

(vii) the performance or completion of any repairs to the Property or to the Premises that are required as a result of fire or other casualty or by reason of condemnation unless New Landlord shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs;

(viii) any option or right of first offer or right of first refusal contained in the Lease, or otherwise existing, to acquire all or any portion of the Property, or any superior leasehold interest therein;

(ix) any right of reimbursement Tenant may have against any previous landlord (including Borrower) for overpayment of operating or common area maintenance, taxes, or insurance, as a result of any reconciliation that may be made for any of those items.

A "**Succession**" means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which New Landlord becomes owner of the Premises; or (c) delivery by Borrower to Lender or New Landlord of a deed or other conveyance of Borrower's interest in the Premises in lieu of any of the foregoing.

6. Lease Modifications. Tenant agrees that, without the prior written consent of Lender, Tenant shall not (i) materially amend or modify, terminate or cancel the Lease or any extensions or renewals thereof; (ii) make any prepayments of any rent or additional rent in excess of one (1) month; (iii) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument, or (iv) assign the Lease or sublease the Premises or any portion thereof other than pursuant to the provisions of the Lease.

7. Notice of Default; Opportunity to Cure. Tenant agrees that prior to exercising any of its rights and remedies under the Lease in the event of any default by Borrower thereunder, including any rights of termination, abatement, offset, defense or self-help provisions

contained in the Lease, Tenant shall give written notice to Lender of the occurrence of default by Borrower and Borrower's failure to cure such default pursuant to the terms of the Lease, specifying, with reasonable clarity, the events constituting such default. In the event of a monetary default, Tenant shall give Lender ten (10) calendar days after the date of receipt of such notice to cure such monetary default. In the event of a non-monetary default, Tenant shall give Lender a cure period equal to the longer of (i) thirty (30) days after the cure period provided to Borrower under the Lease; (ii) thirty (30) days after Lender's receipt of Tenant's notice to Lender of a Borrower default, or (iii) if the default is not reasonably susceptible of being cured by Lender without having possession of the Property, thirty (30) days after Lender has obtained possession of the Property; provided that in each case, if such default cannot reasonably be cured within such cure period and Lender has diligently commenced to cure such default or commenced enforcement remedies against Borrower within the time contemplated by this Section 7, such cure period shall be extended for so long as necessary for Lender, in the exercise of due diligence, to cure such default. Tenant acknowledges that Lender is not obligated to cure any Borrower default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Borrower under the Lease and will not exercise any right or remedy under the Lease for a Borrower default. Performance rendered by Lender on Borrower's behalf is without prejudice to Lender's rights against Borrower under the Security Instrument or any of the other Loan Documents.

8. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and certified with return receipt requested; (b) by delivering the same in person to such party; or (c) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as follows:

If to Lender, to:	[Name of the Trust] c/o KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Re: Loan No. ____________
With a copy to:	Polsinelli 900 W. 48th Place, Suite 900 Kansas City, Missouri 64112 Attention: Daniel Flanigan, Esq.
If to Borrower, to:	____________ ____________ ____________
If to Tenant, to:	____________ ____________

72407878

From time to time any party may designate another or additional addresses for all purposes of this Agreement by giving the other parties no less than ten (10) days' advance notice of such change of address in accordance with the notice provisions hereof.

9. Notice Under Lease. If the Lease entitles Tenant to notice of the existence of any Security Instrument and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and this Lender.

10. Limitation of Liability. Lender shall not, by virtue of this Agreement, the Security Instrument, the other Loan Documents or any other instrument to which Lender may be a party, be or become a mortgagee-in-possession or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless specifically set forth herein. In the event that Lender or any New Landlord shall acquire title to the Premises, Lender or such New Landlord (as the case may be) shall have no obligation, nor incur any liability, beyond Lender's or New Landlord's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Landlord (as the case may be), if any, for the payment and discharge of any obligations imposed upon Lender or New Landlord under this Agreement or under the Lease or for recovery of any judgment from Lender or New Landlord, and in no event shall Lender, New Landlord, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners, ever be personally liable for any such judgment or obligations.

11. Miscellaneous. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. The term **"Person"** shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

12. Waivers. BORROWER, TENANT AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, TENANT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, TENANT AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

14. Counterparts and PDF Signatures. To facilitate execution of this Agreement, this Agreement may be executed in one or more counterparts as may be convenient or required. All counterparts of this Agreement shall collectively constitute a single instrument; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for the signature of, or on behalf of, each party to this Agreement, or that the signature of all persons required to bind any such party, appear on each counterpart of this Agreement. Each signature page to any counterpart of this Agreement may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart of this Agreement identical thereto except having attached to it additional signature pages. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, PDF or other electronic means shall be equivalent to, and have the same impact and effect as, an original counterpart and shall be valid, enforceable and binding. Documents executed, scanned (in .PDF or similar reprographic format), and/or executed electronically using electronic signature software (e.g. DocuSign or similar software), or similar methods (each a method of "**Electronic Execution**") and transmitted electronically shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such Electronic Execution having the same legal and binding effect as original signatures.

15. Hazardous Substances. Tenant acknowledges and agrees that Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance (as defined under federal, state, or local law) on the Premises or Property, except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings similar to that in which the Premises are situated (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the improvements located on the Property) and which substances so excepted are being held, stored, and used in strict compliance with federal, state, and local laws. TENANT SHALL BE SOLELY RESPONSIBLE FOR AND SHALL REIMBURSE AND INDEMNIFY BORROWER, NEW LANDLORD OR LENDER, AS APPLICABLE, FOR ANY LOSS, LIABILITY, CLAIM OR EXPENSE, INCLUDING WITHOUT LIMITATION, CLEANUP AND ALL OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES) THAT BORROWER, NEW LANDLORD OR LENDER, AS APPLICABLE, MAY INCUR BY REASON OF TENANT'S VIOLATION OF THE REQUIREMENTS OF THIS SECTION 15.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as the day and year first stated above.

Tenant:

_______________________________,
a ____________ [corporation] [limited partnership] [limited liability company]

By: _______________________,
a [corporation] [limited partnership] [limited liability company] as [General Partner] [Member] [Managing Member]

By: ______________________________
Name: ____________________________
Title: _____________________________

STATE OF _____________)
) ss
COUNTY OF ____________)

On this ____ day of __________, 20___, before me, appeared __________ to me personally known, who being by me duly sworn, did say that s/he is the ______ [president] [vice president] [general partner] [manager] [managing member] of ____________________________, a __________ [corporation] [general] [limited] [partnership] [limited liability company] [, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that the said instrument was signed [and sealed] on behalf of said ____________________________ [corporation] [general] [limited] [partnership] [limited liability company] by authority of its [board of directors][members], and said ________________________, [acting as the general partner of said partnership] acknowledged said instrument to be the free act and deed of said ____________________________ [corporation] [general] [limited] [partnership] [limited liability company].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

____
Notary Public in and for
said County and State

Print Notary's Name: ______________________

My Commission Expires:

____

Borrower:

________________________________,
a [corporation] [limited partnership] [limited liability company]

By: ______________________,
a [corporation] [limited partnership] [limited liability company] as [General Partner] [Member] [Managing Member]

By: ____________________________
Name: __________________________
Title: ___________________________

STATE OF ____________)
) ss
COUNTY OF ___________)

On this ____ day of __________, 20___, before me, appeared __________ to me personally known, who being by me duly sworn, did say that s/he is the ______ [president] [vice president] [general partner] [manager] [managing member] of ___________________________, a __________ [corporation] [general] [limited] [partnership] [limited liability company] [, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that the said instrument was signed [and sealed] on behalf of said ___________________________ [corporation] [general] [limited] [partnership] [limited liability company] by authority of its [board of directors][members], and said _________________________, [acting as the general partner of said partnership] acknowledged said instrument to be the free act and deed of said __________________________ [corporation] [general] [limited] [partnership] [limited liability company].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

____
Notary Public in and for
said County and State

Print Notary's Name: ______________________

My Commission Expires:

____

Lender:

[Name of the Trust]
By: KeyBank National Association,
as Authorized Agent

By: ______________________________
Name: ____________________________
Title: _____________________________

STATE OF ____________)
) ss.
COUNTY OF ___________)

Sworn to before me and subscribed in my presence by ______________________, a ______________________________ of KeyBank National Association, as authorized agent for [NAME OF THE TRUST], this _____ day of ____________, 20__, on behalf of [NAME OF THE TRUST].

____
Notary Public in and for Said County and State

____
(Type, print or stamp the Notary's name below his or her signature.)

My Commission Expires:

____

EXHIBIT A

LEGAL DESCRIPTION